UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12.

Avon Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 25, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders, which will be held at 9:00 A.M. on Thursday, May 5, 2011, at the Lila Acheson Wallace Auditorium, Asia Society and Museum, 725 Park Avenue at 70th Street, New York City.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. We hope that you will be able to attend.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you request one.

Whether or not you plan to attend the Annual Meeting, your vote is important. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a paper copy of the proxy card, you may also sign, date and mail the proxy card in the envelope provided or vote by telephone.

On behalf of the Board of Directors and the management of Avon, I extend our appreciation for your continued support and interest in Avon.

Sincerely yours,

Andrea Jung
Chairman of the Board and
Chief Executive Officer

AVON PRODUCTS, INC.

1345 Avenue of the Americas

New York, NY 10105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2011 Annual Meeting of Shareholders of Avon Products, Inc. will be held at the Lila Acheson Wallace Auditorium, Asia Society and Museum, 725 Park Avenue at 70th Street, New York, New York on Thursday, May 5, 2011, at 9:00 A.M. for the following purposes:

(1)	To elect directors to one-year terms expiring in 2012;

(2)	To hold an advisory vote on executive compensation;

(3)	To hold an advisory vote on the frequency of the executive compensation advisory vote;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

(5)	To approve amendments to our Restated Certificate of Incorporation and By-Laws to eliminate supermajority vote requirements; and

(6)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 17, 2011 as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Kim K. W. Rucker

Senior Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

March 25, 2011

New York, New York

YOUR VOTE IS IMPORTANT.

YOU MAY VOTE BY THE INTERNET OR,

IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL,

YOU MAY ALSO VOTE BY MARKING, SIGNING AND RETURNING

THE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED

OR VOTE BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2011.

Our Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2010 are available at www.edocumentview.com/avp

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Thursday, May 5, 2011. As a shareholder, you are invited to attend the Annual Meeting and you are entitled and requested to vote on the matters set forth in the Notice of Annual Meeting of Shareholders, which are described in this Proxy Statement. In addition, at the Annual Meeting, we will review our business and operations and respond to questions from shareholders.

As permitted by Securities and Exchange Commission rules, we are making this Proxy Statement, form of proxy and our Annual Report (collectively, the “proxy materials”) available to our shareholders electronically via the Internet on March 25, 2011. On the same date, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials and vote online. We mailed a copy of the proxy materials to participants in our Avon Personal Savings Account Plan.

If you received the Notice by mail, you will not receive a printed copy of our proxy materials, unless you request one. The Notice contains instructions on how to access our proxy materials and vote online. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other record holder, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other record holder on how to vote and you are also invited to attend the Annual Meeting. Your broker, bank or other record holder should have enclosed or provided voting instructions for you to use in directing the voting of your shares.

Who may attend the Annual Meeting?

Anyone who was a shareholder as of the close of business on March 17, 2011, the record date, may attend the Annual Meeting if you have an admission ticket or are pre-registered by the means set forth below and have photo identification. Anyone who arrives without an admission ticket or pre-registration will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder as of March 17, 2011.

Shareholders of Record

•	If you received the Notice by mail, an admission ticket is attached to the Notice.

•	If you received your proxy materials by mail, an admission ticket is attached to your proxy card.

If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

Beneficial Owners

For beneficial owners holding shares in a bank or brokerage account, you can register to attend the meeting in advance by sending a written request, along with proof of ownership (such as a current brokerage statement), to our Investor Relations Department, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105, by mail or by fax to 212-282-6035. We must receive your request at least one week prior to the Annual Meeting to have time to process your request. If you register by this means, you will not be mailed a ticket.

What is the purpose of this Proxy Statement?

This Proxy Statement describes the matters proposed to be voted on at the Annual Meeting, including the election of directors, an advisory vote on executive compensation, an advisory vote on the frequency of the executive compensation advisory vote, the ratification of the appointment of our independent registered public accounting firm, and the approval of amendments to our Restated Certificate of Incorporation and By-Laws to eliminate supermajority vote requirements. This Proxy Statement also contains other required information.

Who is entitled to vote?

Only holders of record of our common stock at the close of business on March 17, 2011, are entitled to vote. There were approximately 436,556,353 shares of common stock outstanding on March 17, 2011. Shareholders are currently entitled to cast one vote per share on all matters.

How do I vote my shares in person at the Annual Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other record holder that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

There are three ways to vote by proxy:

•	By Internet—You can vote over the Internet by following the instructions on the Notice or proxy card;

•	By Mail—If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it in the return envelope that we have enclosed for you; or

•	By Telephone—You can vote by telephone by following the instructions on the proxy card.

If you received a proxy card in the mail but choose to vote by Internet or telephone, you do not need to return your proxy card.

If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on their voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as follows: for the election of directors, the approval of the compensation of our named executive officers, the approval of an annual advisory vote on executive compensation, the ratification of the appointment of our independent registered public accounting firm, and the approval of amendments to our Restated Certificate of Incorporation and By-Laws to eliminate supermajority vote requirements.

May I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Secretary, by delivering a proxy bearing a later date (including by telephone or by Internet) or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

What constitutes a quorum, permitting the meeting to conduct its business?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you do not give instructions to the bank, broker or other record holder holding your shares, it will not have discretionary voting power to vote your shares with respect to Proposals 1, 2, 3 or 5. We therefore urge you to provide instructions so that your beneficially owned shares may be voted.

How many votes are needed to approve a Proposal?

Under New York law, corporate action taken at a shareholders’ meeting is generally based on the votes cast. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by shareholders. Please refer to each of the Proposals for additional information on the required votes.

What if I am a participant in the Avon Personal Savings Account Plan?

We are mailing our proxy materials to participants in the Avon Personal Savings Account Plan. The trustee of the Plan, as record holder of the shares held in the Plan, will vote the shares allocated to your account under the Plan in accordance with your instructions. Unless your vote is received by 11:59 P.M. (New York time) on April 30, 2011 and unless you have specified your instructions, your shares cannot be voted by the trustee.

What is the deadline for voting my shares?

If you are a shareholder of record, received your proxy materials by mail and do not prefer to vote by telephone or Internet, you should complete and return the proxy card as soon as possible, but no later than the closing of the polls at the Annual Meeting. If you vote by telephone or the Internet, your vote must be received by 1:00 A.M. (New York time) on May 5, 2011. If you hold shares in the Avon Personal Savings Account Plan, as indicated above, your voting instructions must be received by 11:59 P.M. (New York time) on April 30, 2011. If your shares are held in street name, you should return your voting instructions in accordance with the instructions provided by the bank, broker or other record holder who holds the shares on your behalf.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

How can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and to publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at 10. The Board of Directors has nominated W. Don Cornwell, V. Ann Hailey, Fred Hassan, Andrea Jung, Maria Elena Lagomasino, Ann S. Moore, Paul S. Pressler, Gary M. Rodkin, Paula Stern and Lawrence A. Weinbach for election as directors. All nominees are current members of our Board. Each nominee elected as a director will hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified.

All shares duly voted will be voted for the election of directors as specified by the shareholders. Unless otherwise specified, it is the intention of the persons named on the proxy card to vote FOR the election of all of the nominees, each of whom has consented to serve as a director if elected. We have no reason to believe that any of the nominees will be unable or decline to serve as a director.

Each nominee who receives at least a majority of the votes cast for such nominee will be elected. Votes cast include votes to withhold authority, but do not include abstentions or broker non-votes with respect to that nominee’s election. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee in accordance with the Company’s Corporate Governance Guidelines, as described under “Information Concerning The Board Of Directors—Board Policy Regarding Voting for Directors” on page 16.

The Board of Directors recommends that you vote FOR the election as directors of the nominees listed below.

W. DON CORNWELL

Director since 2002                    Age: 63

Mr. Cornwell was Chairman and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and served as Vice Chairman until December 2009. On December 11, 2006, Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from its restructuring on June 4, 2007. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman, Sachs from 1976 to 1988. He is a director of Pfizer, Inc. He is also a director of the Wallace Foundation and is a trustee of Big Brothers Big Sisters of New York. Mr. Cornwell previously served as a director of CVS Caremark Corporation from 1994 until 2007.

Key Attributes, Experience and Skills:

Through Mr. Cornwell’s 39 year career as an entrepreneur driving the growth of a consumer focused media company, an executive in the investment banking industry and as a director of several significant consumer product and health care companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing the Company. Mr. Cornwell founded and built Granite Broadcasting Corporation, a consumer focused media company, through acquisitions and operating growth enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman, Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

V. ANN HAILEY

Director since 2008                    Age: 60

From January 2009 to January 2010, Ms. Hailey served as the Chief Financial Officer of Gilt Groupe, Inc., an internet retailer of discounted luxury goods. She served previously as Executive Vice President of Limited Brands, Inc. from August 1997 to September 2007, first having served as EVP, Chief Financial Officer from August 1997 until April 2006 and then serving as EVP, Corporate Development until September 2007. She also served on the Limited Brands, Inc. Board of Directors from 2001 to 2006 and as a Director of the Federal Reserve Bank of Cleveland from 2004 to 2008. Ms. Hailey is a director of W.W. Grainger, Inc.

Key Attributes, Experience and Skills:

Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in strategic planning, branding and marketing, business development, retail goods and sales and distribution on a global scale. Ms. Hailey’s positions as chief financial officer and her service on the audit committees of other companies, as well as her accounting and financial knowledge, also impart significant expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets. Through her most recent experience in the apparel and discounted luxury goods industries, including with online selling, Ms. Hailey provides the Company with valuable insight regarding e-commerce.

FRED HASSAN

Director since 1999                    Age: 65

Mr. Hassan serves as our Lead Independent Director. Mr. Hassan is a Managing Director and Partner at Warburg Pincus LLC, a private equity firm, since January 2011, and prior to that, served as Senior Advisor since November 2009. Previously, Mr. Hassan was the Chairman and Chief Executive Officer of Schering-Plough Corporation, from April 2003 to November 2009. Prior to that, Mr. Hassan had been Chairman and Chief Executive Officer of Pharmacia Corporation since February 2001. Prior to that time, he served as President and Chief Executive Officer of Pharmacia after its creation in March 2000 from the merger of Pharmacia & Upjohn, Inc. with Monsanto Company. Before that he served as President and CEO of Pharmacia & Upjohn since May 1997. Mr. Hassan previously held senior positions with Wyeth, including that of Executive Vice President and Board member. Mr. Hassan is a director of Time Warner Inc.

Key Attributes, Experience and Skills:

Mr. Hassan brings a wealth of broad-based, global leadership experience, including R&D, operations, corporate governance, strategic planning and risk management through his background as a public company CEO. Mr. Hassan possesses particular knowledge and experience in R&D and customer driven growth and turnaround strategies that provides valuable perspective to the Company. In addition, his diversified financial and business expertise and corporate leadership experience strengthen the Board’s collective qualifications, skills, and experience. Through his tenure on our Board, he has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

ANDREA JUNG

Director since 1998                    Age: 52

Ms. Jung was elected Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 2001, having previously served as Chief Executive Officer since November 1999. Ms. Jung has been a member of the Board of Directors since January 1998 and was President from January 1998 to January 2001 and Chief Operating Officer from July 1998 to November 1999. She was elected an Executive Vice President of the Company in March 1997 concurrently continuing as President, Global Marketing, a position she held from July 1996 to the end of 1997. Ms. Jung joined the Company in January 1994 as President, Product Marketing for Avon U.S. Previously, she was Executive Vice President for Neiman Marcus and a Senior Vice President for I. Magnin. Ms. Jung is a director of Apple Inc. and the General Electric Company. She is a member of the N.Y. Presbyterian Hospital Board of Trustees, a director of Catalyst and Chairman of the World Federation of Direct Selling Associations.

Key Attributes, Experience and Skills:

Ms. Jung’s deep understanding of the Company’s business and industry provides critical expertise to the Company and makes her uniquely qualified to serve as Chairman. During her decade as CEO, the Company has doubled in size. Prior to her current position, Ms. Jung served as President and Chief Operating Officer, with full responsibility for our global business units. Prior to that, Ms. Jung ascended to senior level positions within Avon’s product marketing group, where she oversaw research and development, market research, strategic planning, joint ventures and alliances. In addition, her participation and leadership in industry trade associations, including as Chairman of the World Federation of Direct Selling Associations and as former Chairman of the Cosmetic, Toiletry and Fragrance Association, provide valuable insight in light of our business as the world’s leading direct seller of beauty products. Ms. Jung’s entire professional career has been with companies that market to female consumers, giving her deep knowledge of the Company’s targeted segment.

MARIA ELENA LAGOMASINO

Director since 2000                    Age: 61

Ms. Lagomasino is the Chief Executive Officer of GenSpring Family Offices, an affiliate of Sun Trust Banks Inc. Prior to assuming this position in November 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JP Morgan Private Bank, a division of JP Morgan Chase & Co. from September 2001 to March 2005. Prior to assuming this position, Ms. Lagomasino was Managing Director at The Chase Manhattan Bank in charge of its Global Private Banking Group. Ms. Lagomasino had been with Chase Manhattan since 1983 in various positions in private banking. Prior to 1983 she was a Vice President at Citibank. She has previously served as Trustee of the Synergos Institute. Currently, she is a Board member of the Coca-Cola Company and a Trustee of the National Geographic Society. She is also a member of the Council on Foreign Relations and the Economic Club of New York.

Key Attributes, Experience and Skills:

Ms. Lagomasino is a recognized leader in the wealth management industry, with over thirty years of financial services experience, including investment and capital markets. This financial and business expertise enhances her contribution to the oversight of the Company’s strategic direction and growth. Ms. Lagomasino also has broad international experience, including management of 3,000 employees in over 20 countries as CEO of JP Morgan Private Bank and 35 years of working with Latin America, which is one of the Company’s key markets. Through her professional background, including her service on the compensation committee of another public company, Ms. Lagomasino provides valuable knowledge of executive compensation matters. Through her tenure on our Board, Ms. Lagomasino has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

ANN S. MOORE

Director since 1993                    Age: 60

Ms. Moore served as Chairman and Chief Executive Officer of Time Inc from July 2002 to September 2010 and served as Chairman through December 2010. Prior to that, Ms. Moore was Executive Vice President of Time Inc. since September 2001, where she had executive responsibilities for a portfolio of magazines including Time, People, InStyle, Teen People, People en Español and Real Simple. Ms. Moore joined Time Inc. in 1978 in Corporate Finance. Since then, she has held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983 and to publisher of People in 1991. She is also a director of the Wallace Foundation.

Key Attributes, Experience and Skills:

Through her career in consumer-driven publishing and media, Ms. Moore possesses significant expertise in global branding and marketing, operations and turnaround strategies, which provides critical perspective to the Company. She is a recognized leader whose understanding of consumer trends and demographics enhances her contribution to the Board’s oversight and direction. In addition, Ms. Moore’s experience leading the innovation of iconic brands and products is of particular value to the Company. Through her tenure on our Board, Ms. Moore has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

PAUL S. PRESSLER

Director since 2005                    Age: 54

Mr. Pressler is a Partner at Clayton, Dubilier & Rice, Inc., a private equity firm, since October 2010, and prior to that, served as Advisory Partner since July 2009. Previously, Mr. Pressler was President and Chief Executive Officer of Gap, Inc. from September 2002 to January 2007. He also served on Gap, Inc.’s Board of Directors from October 2002 until January 2007. Prior to joining Gap, Inc., Mr. Pressler spent fifteen years with The Walt Disney Company where he was Chairman of the company’s Global Theme Park and Resorts Division. Mr. Pressler also served as President of Disneyland, President of The Disney Stores and Senior Vice President of Disney Consumer Products. Mr. Pressler is a director of OpenTable, Inc. and previously served as a director of Overture Acquisition Corp. from 2008 until 2010.

Key Attributes, Experience and Skills:

Mr. Pressler is a seasoned consumer products and retail executive, with extensive experience leading some of the world’s best known brands. He brings expertise in global online and offline business strategy, marketing, operations, inventory and supply chain management, and talent management in large organizations. Mr. Pressler also provides guidance regarding financial matters, including capital structure and cost control, and corporate governance, which provides valuable perspective on issues facing the Company, including its strategic direction.

GARY M. RODKIN

Director since 2007                    Age: 58

Mr. Rodkin is the Chief Executive Officer of ConAgra Foods, Inc. and serves as a member of its Board of Directors. Prior to joining ConAgra Foods, Inc. in October 2005, he was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America. Mr. Rodkin also served as President and Chief Executive Officer of Pepsi-Cola North America from 1999 to 2002, and President of Tropicana from 1995 to 1998. He held various management positions at General Mills from 1979 to 1995, including President of Yoplait Yogurt. He serves as Chairman of the Grocery Manufacturers of America and Chair-elect of the Board of Boys Town. He also serves on the Rutgers Board of Overseers and Strategic Command Consultation Committee.

Key Attributes, Experience and Skills:

Mr. Rodkin has spent his career building leading consumer brands and contributes key marketing, financial and operations expertise to the Company. His broad-based business expertise and corporate leadership skills as a public company CEO provide significant insight and guidance on issues facing the Company and strengthen the Board’s collective qualifications, skills, and experience. In particular, Mr. Rodkin’s strong turnaround experience enhances his contribution to the oversight of the Company’s strategic direction and growth.

PAULA STERN, Ph.D.

Director since 1997                    Age: 65

The Honorable Paula Stern is Chairwoman of The Stern Group, Inc., an international advisory firm in areas of business and government strategy established in 1988. She was Commissioner of the U.S. International Trade Commission from 1978 to 1987 and Chairwoman from 1984 to 1986. Dr. Stern is a director of Rent-A-Center, Inc. She serves on the US Secretary of State’s Advisory Committee on International Economic Policy, the Board of Trustees of the Committee for Economic Development and on the Advisory Council of Columbia University School of Social Work and the Executive Committee of the Atlantic Council of the United States. She is also a member of the Council on Foreign Relations, Inter-American Dialogue, Bretton Woods Committee, and the High Level Advisory Group for the Global Subsidies Initiative of the International Institute for Sustainable Development. Dr. Stern previously served as a director of Avaya, Inc. from 2002 until 2007, the Neiman Marcus Group, Inc. from 2001 until 2005, and Hasbro, Inc. from 2002 until 2010.

Key Attributes, Experience and Skills:

Dr. Stern is a distinguished scholar with over 30 years of professional experience in regulatory, legislative and business matters. She is an expert on business and government strategy, including global trade and competitive considerations, and provides the Company with valuable leadership and perspective in these areas. In addition, Dr. Stern’s strong background in the direct selling regulatory framework is an asset in light of our business, which is conducted worldwide primarily through direct selling. Further, through her 24 years service on the boards of 16 companies, including consumer products companies, she has gained corporate governance and leadership experience that enhances her contribution to the Company. Through her tenure on our Board, Dr. Stern has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

LAWRENCE A. WEINBACH

Director since 1999                    Age: 71

Mr. Weinbach is a Managing Director of Yankee Hill Capital Management LLC, a private equity firm. On January 31, 2006, he retired as Chairman of the Board of Unisys Corporation. Mr. Weinbach joined Unisys in September 1997 as Chairman, President and Chief Executive Officer. In January 2004, his title changed to Chairman and Chief Executive Officer and he held the position of Chairman from January 2005 until his retirement. He previously was Managing Partner–Chief Executive of Andersen Worldwide, a global professional services organization from 1989 to 1997 and had held various senior executive positions with Andersen for a number of years prior thereto. Mr. Weinbach is the lead director of Discover Financial Services and serves as Chairman of Great Western Products Holdings LLC, a private company. During the past five years, he served as a director of Quadra Realty Trust and UBS, AG.

Key Attributes, Experience and Skills:

Mr. Weinbach possesses key leadership expertise in the information technology and financial services sectors as well as the global marketplace. In particular, he has valuable turnaround experience that enhances his contribution to the oversight of the Company’s strategic initiatives. Mr. Weinbach’s strong financial background, gained through his private equity, and financial services experience, includes a thorough knowledge of financial statements, corporate finance, accounting and capital markets that is of significant value to the Company. Through his tenure on our Board, Mr. Weinbach has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

2010 Board Meetings

Our Board of Directors held 11 meetings in 2010. Directors are expected to attend all meetings of the Board of Directors and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. No director attended less than 75% of the aggregate number of meetings of the Board and of each Board Committee on which he or she served. Nine directors attended the 2010 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management. The non-management directors meet in regularly scheduled executive sessions, as needed, without the management director or other members of management. In the absence of the lead independent director from any executive session, the non-management directors will choose from among themselves one director to preside at such executive session.

Board Leadership Structure

The Board currently combines the positions of CEO and Chairman, coupled with a lead independent director. Mr. Hassan was appointed the lead independent director in February 2009. The responsibilities of the lead independent director include (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) reviewing and approving meeting agendas, meeting schedules and other information, as appropriate; (iii) serving as a liaison between the Chairman and the independent directors; (iv) having pre- and post-meetings with the Corporate Secretary, as appropriate; (v) having the authority to call meetings of the independent directors; (vi) if requested by major shareholders, ensuring availability for consultation and direct communication, as appropriate; and (vii) performing such other duties specified by the Board from time to time.

The Board believes that the current model is effective for the Company as the combined position of CEO and Chairman maximizes strategic advantages and company and industry expertise. Ms. Jung is the director most familiar with Avon’s business and industry and best positioned to set and execute strategic priorities. Ms. Jung’s leadership, driven by her deep business and direct selling industry expertise, enhances the Board’s exercise of its responsibilities. In addition, this model provides enhanced efficiency and effective decision-making and clear accountability. The lead independent director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board evaluates this structure periodically, including the appointment of the lead independent director.

Risk Oversight

The Board of Directors administers its risk oversight function primarily through the Audit Committee, which oversees the Company’s risk management practices. The Audit Committee is responsible for, among other things, discussing with management on a regular basis the Company’s guidelines and policies that govern the process for risk assessment and risk management. This discussion includes the Company’s major risk exposures and actions taken to monitor and control such exposures. The Audit Committee also has oversight of the Company’s risk management committee, composed of certain key executives. The Company has an enterprise risk management process and provides regular updates to the Audit Committee with respect to this process. The Audit Committee also regularly reports to the full Board on the Company’s risk management practices. While the Audit Committee has primary responsibility for overseeing risk management, other Board Committees also consider risk within their areas of responsibility, as appropriate. We believe that the combination of the combined position of CEO and Chairman, the lead independent director and the roles of the Board and the Board Committees provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

A shareholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, the lead independent director or any other individual director may do so by addressing the correspondence to that individual or group, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105. All correspondence addressed to a director will be forwarded to that director.

Board Committees

The Board has the following regular standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. The charters of each Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics (which applies to the Company’s directors, officers and employees) are available on our investor website (www.avoninvestor.com).

Audit Committee

Members	Messrs. Weinbach (Chair), Cornwell, and Pressler, and Ms. Hailey

Number of Meetings in 2010	Fifteen (including a joint meeting with the Finance Committee)

Primary Responsibilities	We have a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Board has determined that Lawrence A. Weinbach, the Committee’s Chair, and V. Ann Hailey are both qualified to be “audit committee financial experts,” under the rules of the Securities and Exchange Commission and that both are independent as defined by the listing standards of the New York Stock Exchange. The Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, controls and disclosures, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent accountants. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities. The responsibilities of the Committee are set forth in the Committee’s charter and include, among other things: reviewing major issues regarding accounting principles and financial statement presentations; reviewing with management and the independent accountants our annual audited and quarterly financial statements; discussing generally with management the types of information to be disclosed in earnings press releases; oversight of risk management practices; the appointment, compensation, retention and oversight of the independent auditors; approving all audit services and all permitted non-audit services; and reviewing with management and the independent auditors our disclosure controls and procedures and our internal controls.

Compensation Committee

Members	Ms. Lagomasino (Chair), Ms. Moore, Messrs. Hassan and Rodkin

Number of Meetings in 2010	Seven

Primary Responsibilities	The Compensation Committee is appointed by the Board to discharge the responsibilities of the Board relating to compensation of our executives. The responsibilities of the Compensation Committee are set forth in the Committee’s charter and include, among other things: reviewing and establishing our overall executive compensation and benefits philosophy, including review of the risk and reward structure of executive compensation plans, policies and practices, as appropriate; reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer, and, in consultation with the independent members of the Board, determining and approving the compensation of the Chief Executive Officer; determining and approving the compensation of all senior officers; approving grants of equity compensation awards under our stock plans; reviewing, approving and, as appropriate, recommending for independent director or shareholder approval all incentive compensation plans and equity-based plans; authority to approve the adoption or amendment of certain employee benefit plans, subject to the terms of such plans; and approving agreements with senior officers. The Committee is also charged with the responsibility of reviewing and discussing with management the Compensation Discussion and Analysis to be included in our proxy statement and, based on that review and discussion, determining whether to recommend to our Board of Directors inclusion of the Compensation Discussion and Analysis in the proxy statement, and prepare the disclosure required by Item 407(e)(5) of Regulation S-K.

The Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities, as described in the Committee charter. Also, as described on page 35 under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Annual Equity Awards” the Committee has delegated to Ms. Jung as a director the authority to approve annual and off-cycle stock option and stock-based grants to employees who are not senior officers. The full Committee, however, determines the aggregate amount, as well as the terms and conditions, of these annual and off-cycle grants. A description of the role of the compensation consultant engaged by the Committee, scope of authority of the Committee and the role of executive officers in determining executive compensation is set forth on pages 26-27 under “Compensation Discussion and Analysis—Roles in Executive Compensation.”

Nominating and Corporate Governance Committee

Members	Mr. Hassan (Chair), Ms. Lagomasino, Ms. Moore and Dr. Stern

Number of Meetings in 2010	Five

Primary Responsibilities	The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; recommends to the Board the candidates for directorships to be filled by the Board and director nominees to be proposed for election at the Annual Meeting of Shareholders; develops and recommends to the Board a set of corporate governance principles applicable to the Company; monitors developments in corporate governance and makes recommendations to the Board regarding changes in governance policies and practices; reviews our management succession plans and oversees the evaluation of management; and oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees. The responsibilities of the Committee are set forth in the Committee’s charter and include, among other things: reviewing and recommending to the Board policies regarding the size and composition of the Board, qualifications and criteria for Board and committee membership, and the compensation of non-management directors. A description of scope of authority of the Committee and the role of executive officers in determining the compensation of non-management directors is set forth on page 65 under “Director Compensation.”

Finance Committee

Members	Messrs. Pressler (Chair), Cornwell, and Rodkin and Dr. Stern

Number of Meetings in 2010	Seven (including a joint meeting with the Audit Committee)

Primary Responsibilities	The Finance Committee assists the Board in fulfilling its responsibilities to oversee our financial management, including oversight of our capital structure and financial strategies, investment strategies, banking relationships and funding of the employee benefit plans. The Committee is also responsible for the oversight of the deployment and management of our capital, including the oversight of certain key business initiatives. The responsibilities of the Committee are set forth in the Committee’s charter and include, among other things, reviewing with management on a timely basis significant financial matters of the Company, including matters relating to our capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, debt management and investment of surplus funds.

Director Independence

The Board of Directors assesses the independence of its non-management members at least annually in accordance with the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission, as well as our Corporate Governance Guidelines available on our investor website (www.avoninvestor.com). As part of its assessment of the independence of the non-management directors, the Board determines whether or not any such director has a material relationship with Avon, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Avon. In making this determination, the Board broadly considers all relevant facts and circumstances and will consider this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration will include: (i) the nature of the relationship; (ii) the significance of the relationship to Avon, the other organization and the individual director; (iii) whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and (iv) any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of our stock is not, by itself, a bar to independence. In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

The Company, as is common for major global consumer products companies, regularly advertises through various media, including television and magazines. Some of these advertisements may appear from time to time in magazines owned by Time Inc., of which Ms. Moore formerly served as Chairman and Chief Executive Officer during 2010, and in other media owned by Time Warner, of which Mr. Hassan is a board member. From time to time, the Company also obtains social online content from Time Inc.

Based on the standards described above, the Board of Directors has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material such that it would impede the exercise of independent judgment. The Board of Directors has concluded that each non-management director who is currently serving and who served during 2010 independent.

Director Nomination Process & Shareholder Nominations

As noted above, the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

Our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds and the extent to which the candidate would fill a present or evolving need on the Board. There is not a formal diversity policy; however, diversity of backgrounds, as one factor that the Committee may consider, is broadly construed to include differences of viewpoint, personal and professional experience, skill, gender, race, as well as other individual characteristics.

From time to time, the Committee retains a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances the Committee determines that a potential candidate meets the needs of the Board, has the relevant qualifications, and meets the standards set forth in our Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders if properly submitted to the Committee in accordance with our Corporate Governance Guidelines. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board of Directors can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, New York 10105. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

In addition, shareholders of record may nominate candidates for election to the Board by following the procedures set forth in our By-Laws. Information regarding these procedures for nominations by shareholders will be provided upon request to our Corporate Secretary.

Board Policy Regarding Voting for Directors

Our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation to the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee will consider any factors or other information that it considers appropriate or relevant. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation and publicly disclose (in a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

Director Compensation

Information regarding director compensation is set forth on page 64 under “Director Compensation.”

Certain Legal Proceedings

Beginning in July and August 2010, several derivative actions were filed against certain present or former officers and/or directors of the Company that allege breach of fiduciary duty, and, in certain complaints, abuse of control, waste of corporate assets, unjust enrichment and/or proxy disclosure violations, relating to the Company’s compliance with the Foreign Corrupt Practices Act. The relief sought in one or more of the derivative complaints includes certain declaratory and equitable relief, restitution, unspecified damages, exemplary damages and interest. Consistent with the Company’s By-Laws and the New York Business Corporation Law, expenses in connection with the foregoing are being paid by the Company on behalf of certain present or former officers and/or directors. These actions include Carol J. Parker, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, Nassau County, Index No. 600570/2010); Murray C. White, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al. and Avon Products, Inc. as nominal defendant (filed in the United States District Court for the Southern District of New York, 10-CV-5560); County of York Employees Retirement Plan, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant (originally filed in the New York Supreme Court, New York County, Index No. 651065/2010 and now refiled in the United States District Court for the Southern District of New York, 10-CIV-5933); Lynne Schwartz, derivatively on behalf of Avon Products, Inc. v. Andrea Jung et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, New York County, Index No. 651304/2010); and IBEW Local 1919 Pension Fund, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant (filed in the United States District Court for the Southern District of New York, 10-CIV-6256). The Company is named as a nominal defendant in these actions.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee, each of whom is listed under “Compensation Committee Report” on page 24, has served as one of our officers or employees at any time. None of our executive officers served during 2010 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board of Directors at its first meeting following the Annual Meeting of Shareholders. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders at which directors are elected, or until his or her successor is elected, except in the event of death, resignation, removal or the earlier termination of his or her term of office.

Name	Title	Age	Year Designated Executive Officer
Andrea Jung	Chairman and Chief Executive Officer	52	1997
Charles W. Cramb	Vice Chairman, Developed Market Group	64	2005
Charles M. Herington	Executive Vice President, Developing Market Group	51	2006
Lucien Alziari	Senior Vice President, Human Resources and Corporate Responsibility	51	2004
Robert Briddon	Senior Vice President and President, Asia Pacific	57	2011
Jeri B. Finard	Senior Vice President, Global Brand President	51	2009
Donagh Herlihy	Senior Vice President and Chief Information Officer	47	2011
John P. Higson	Senior Vice President, Global Commercial Operations	52	2006
Jorge Martinez-Quiroga	Senior Vice President and President, North America	55	2011
Srdjan Mijuskovic	Senior Vice President and President, Central and Eastern Europe	55	2011
John F. Owen	Senior Vice President, Global Supply Chain and Process Excellence	53	2009
Kim K. W. Rucker	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	44	2008
Anna Segatti	Senior Vice President and President, Western Europe, Middle East & Africa	58	2011
Stephen Ibbotson	Group Vice President and Corporate Controller	51	2009

Andrea Jung was elected as Avon’s Chairman of the Board of Directors and Chief Executive Officer effective September 2001, having previously served as Chief Executive Officer since November 1999. Ms. Jung has been a member of the Board of Directors since January 1998 and was President from January 1998 to January 2001 and Chief Operating Officer from July 1998 to November 1999. She was elected an Executive Vice President of Avon in March 1997 concurrently continuing as President, Global Marketing, a position she held from July 1996 to the end of 1997. Ms. Jung joined Avon in January 1994 as President, Product Marketing for Avon U.S. Previously, she was Executive Vice President for Neiman Marcus and a Senior Vice President for I. Magnin. Ms. Jung is a director of Apple Inc. and the General Electric Company. She is a member of the N.Y. Presbyterian Hospital Board of Trustees, a director of Catalyst and Chairman of the World Federation of Direct Selling Associations.

Charles W. Cramb has been Avon’s Vice Chairman, Developed Market Group since March 2011. Mr. Cramb has served as Vice Chairman, Chief Finance and Strategy Officer since September 2007 and will continue on an interim basis pending the appointment of a new Chief Financial Officer. Prior to that, he served as Executive Vice President, Finance and Technology, and Chief Financial Officer since joining Avon in November 2005. Prior to that, Mr. Cramb was Senior Vice President, Finance and Chief Financial Officer of The Gillette Company from 1997 to 2005. Previously, he was with The Gillette Company as Vice President and Corporate Controller from 1995 to 1997 and, prior to that, he held various positions within finance of ascending responsibility during his 35 years at the company. Mr. Cramb is a director of Idenix Pharmaceuticals, Inc. and Tenneco Inc.

Charles M. Herington has been Avon’s Executive Vice President, Developing Market Group since March 2011. Prior to that, Mr. Herington served as Executive Vice President, Latin America and Central & Eastern Europe since June 2009 and Executive Vice President, Latin America since March 2008. Prior to that, he was Senior Vice President,

Latin America since March 2006. Prior to joining Avon, Mr. Herington was President and Chief Executive Officer of America Online Latin America from 1999 to February 2006. On June 23, 2005, America Online Latin America filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and in April 2006, the bankruptcy court approved the company’s recovery and liquidation plan. Prior to joining America Online Latin America, Mr. Herington served as President of Revlon Latin America. From 1990 to 1997, Mr. Herington held executive positions with PepsiCo Restaurants International, serving most recently from 1995 to 1997 as Division President of Kentucky Fried Chicken, Pizza Hut and Taco Bell of South America, Central America and the Caribbean. He also held several positions in management and marketing with Procter & Gamble in Canada, Puerto Rico and Mexico during the 10 years prior to his association with PepsiCo. Mr. Herington is a director of NII Holdings, Inc. (formerly Nextel International) and Molson-Coors.

Lucien Alziari has been Avon’s Senior Vice President, Human Resources and Corporate Responsibility since November 2009 and prior to that, Senior Vice President, Human Resources since September 2004. Prior to joining Avon, he was Chief Human Resources Officer for PepsiCo’s Corporate Division from 2003 to 2004. Prior to that, Mr. Alziari was PepsiCo’s Vice President, Staffing and Executive Development from 2000 to 2003, Vice President, Corporate Human Resources from 1998 to 2000, and Vice President, Human Resources for the Middle East, Pakistan and Africa from 1994 to 1997.

Robert Briddon has been Avon’s Senior Vice President and President, Asia Pacific since March 2011. Prior to that, Mr. Briddon served as Group Vice President, North America Marketing, Canada and the Caribbean since January 2010, General Manager, Philippines since July 2006, and General Manager, Thailand since 2005. Before that, he held various positions in operations, marketing and general management since joining Avon in 1978.

Jeri B. Finard has been Avon’s Senior Vice President, Global Brand President since December 2008. Prior to joining Avon, Ms. Finard was Executive Vice President and Global Chief Marketing Officer for Kraft Foods, Inc. from 2006 to 2007. Prior to that, Ms. Finard was President, North America Beverages and Group Vice President for Kraft Foods, Inc. from 2004 to 2006, and also served as Senior Vice President/General Manager of Kraft’s Coffee (2003 to 2004) and Dessert (2000 to 2003) divisions. Before that, she held increasingly important marketing and general management positions since joining Kraft in 1986. Ms. Finard is a director of Frontier Communications.

Donagh Herlihy has been Avon’s Senior Vice President and Chief Information Officer since March 2008. Prior to joining Avon, Mr. Herlihy was the Vice President—Supply Chain Strategy and Planning and Chief Information Officer for the Wm. Wrigley Jr. Company from 2007 to 2008. Prior to that, Mr. Herlihy served as Vice President—People, Learning & Development and Chief Information Officer from 2006 to 2007 and Vice President—Chief Information Officer from 2000 to 2006 at the Wm. Wrigley Jr. Company. Before that, he held positions of increasing responsibility with The Gillette Company in supply chain and information technology.

John P. Higson has been Avon’s Senior Vice President, Global Commercial Operations since March 2011. Prior to that, he served as Senior Vice President, Global Direct Selling and Business Model Innovation since June 2009, Senior Vice President, Central and Eastern Europe since December 2005. Prior to that, Mr. Higson was Area Vice President, Central and Eastern Europe from 2002 to 2005 and, additionally during that period, was General Manager, Avon Poland from 2003 to 2005 and head of Global Sales Development from 1999 to 2002. Before that, he held various positions since joining Avon in 1985.

Jorge Martinez-Quiroga has been Avon’s Senior Vice President and President, North America since March 2011. Prior to that, Mr. Martinez-Quiroga served as Group Vice President, Service Model Transformation since March 2010, General Manager, North Latin America since April 2009, General Manager, Mexico since January 2008, and General Manager, Argentina since May 2000. Before that, he held various positions since joining Avon in 1978.

Srdjan Mijuskovic has been Avon’s Senior Vice President and President, Central and Eastern Europe since March 2011. Prior to that, Mr. Mijuskovic served as Senior Vice President, Central and Southeastern Europe since June 2009, Senior Vice President, Global Sales since September 2008, Vice President, Global Sales since February 2006, and Executive Director, Service Excellence, CEE since October 2004. Before that, he held various positions since joining Avon in 1997.

John F. Owen has been Avon’s Senior Vice President, Global Supply Chain and Process Excellence since March 2011 and prior to that, Senior Vice President, Global Supply Chain since December 2005. Prior to that, Mr. Owen served as Senior Vice President and President, Europe, Middle East & Africa from 2004 to 2005, Senior Vice President, Business Transformation from 2002 to 2004, Group Vice President, Global Finance from 2000 to 2002, Vice President, Finance North America from 1997 to 2000. Before that, he held various positions in finance since joining Avon in 1980.

Kim K. W. Rucker has been Avon’s Senior Vice President and General Counsel since March 2008 and Corporate Secretary since February 2009 and has been serving as the chief compliance officer since joining the Company. Prior to joining Avon, Ms. Rucker was the Senior Vice President, Secretary and Chief Governance Officer of Energy Future Holdings Corp. (formerly TXU Corp.) from 2004 to 2008. Ms. Rucker was Counsel, Corporate Affairs at Kimberly-Clark Corporation from 2001 to 2004 and previously was a partner at the Chicago law firm of Sidley Austin LLP.

Anna Segatti has been Avon’s Senior Vice President and President, Western Europe, Middle East and Africa since March 2011. Prior to that, Mrs. Segatti served as Group Vice President, Western Europe and the Middle East since September 2010, General Manager, UK & Ireland since September 2007, General Manager, Germany and Vice President Channel Strategy and Development, WEMEA since January 2007 and Vice President Channel Strategy and Development, WEMEA since October 2006. Prior to that, Mrs. Segatti served as General Manager, Italy since May 2001. Before that, she held various positions since joining Avon in 1978.

Stephen Ibbotson has been Avon’s Group Vice President and Corporate Controller since May 2009. Prior to that, Mr. Ibbotson was Avon’s Vice President, Finance, Western Europe, Middle East & Africa since 2006 and Vice President, Finance, Europe, Middle East and Africa from 2005 to 2006. Prior to that, he served as Vice President, Customer Service and Finance for the United Kingdom since 1999, and in various other positions with the Company in the United Kingdom and in Global Finance since he joined Avon in 1990.

OWNERSHIP OF SHARES

The following table sets forth certain information as of March 1, 2011 regarding the beneficial ownership of our common stock by each director and director nominee, each named executive officer (as defined in the introduction to the Summary Compensation Table), and all of our directors and executive officers as a group. The table also shows information for holders of more than five percent of the outstanding shares of common stock, as set forth in recent filings with the Securities and Exchange Commission. All shares shown in the table reflect sole voting and investment power except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	24,763,006	5.77%
Capital Research Global Investors(2)	44,942,500	10.50%
Capital World Investors(3)	23,171,700	5.40%
W. Don Cornwell(4)(5)(6)(8)	36,963	*
Charles W. Cramb(7)(8)(10)	577,861	*
V. Ann Hailey(8)	0	*
Fred Hassan(4)(5)(8)(9)	81,079	*
Charles M. Herington(7)(8)(10)	371,133	*
Andrea Jung(6)(9)(8)(10)	4,702,366	1.06%
Maria Elena Lagomasino(4)(5)(8)	60,733	*
Ann S. Moore(4)(5)(7)(8)(9)	82,223	*
John F. Owen(7)(8)(10)	383,308	*
Paul S. Pressler(4)(5)(8)	19,635	*
Gary M. Rodkin(4)(5)(8)	4,669	*
Kim K.W. Rucker(7)(8)(10)	124,075	*
Paula Stern(4)(5)(8)	31,999	*
Lawrence A. Weinbach(4)(5)(8)	54,079	*
All 22 directors and executive officers as a group(8)(11)	7,768,245	1.75%

*	Indicates less than 1% of the outstanding shares, inclusive of shares that may be acquired within 60 days of March 1, 2011 through the exercise of stock options.

(1)

In its Schedule 13G/A filed on February 2, 2011 with the Securities and Exchange Commission, BlackRock, Inc., located at 40 East 52nd Street, New York, New York 10022, reported the beneficial ownership of 24,763,006 shares. It reported sole voting power with respect to 24,763,006 shares, shared voting power with respect to no shares, sole dispositive power with respect to 24,763,006 shares and shared dispositive power with respect to no shares.

(2)	In its Schedule 13G/A filed on February 11, 2010 with the Securities and Exchange Commission, Capital Research Global Investors, a division of Capital Research and Management Company (CRMC), located at 333 South Hope Street, Los Angeles, California 90071, reported the beneficial ownership of 44,942,500 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research Global Investors reported that it had sole voting power with respect to 44,942,500 shares, shared voting power with respect to no shares, sole dispositive power with respect to 44,942,500 shares and shared dispositive power with respect to no shares.

(3)	In its Schedule 13G/A filed on February 14, 2010 with the Securities and Exchange Commission, Capital World Investors, a division of Capital Research and Management Company (CRMC), located at 333 South Hope Street, Los Angeles, California 90071, reported the beneficial ownership of 23,171,700 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors reported that it had sole voting power with respect to 15,841,300 shares, shared voting power with respect to no shares, sole dispositive power with respect to 23,171,700 shares and shared dispositive power with respect to no shares.

(4)	Includes, for each indicated non-management director, restricted shares as follows: Mr. Cornwell, 9,563 shares; Mr. Hassan, 13,079 shares; Ms. Lagomasino, 10,819 shares; Ms. Moore, 25,623 shares; Mr. Pressler, 6,635 shares; Mr. Rodkin, 2,519 shares; Dr. Stern, 15,999 shares; and Mr. Weinbach, 13,079 shares. For all such restricted shares, the director has sole voting but no investment power.

(5)	Includes, for each indicated non-management director, shares which he or she has the right to acquire within 60 days of March 1, 2011 through the exercise of stock options, as follows: Mr. Cornwell, 27,000 shares; Mr. Hassan, 32,000 shares; Ms. Lagomasino, 32,000 shares; Ms. Moore, 32,000 shares; Mr. Pressler, 8,000 shares; Dr. Stern, 16,000 shares; and Mr. Weinbach, 40,000 shares.

(6)	Includes, for Mr. Cornwell, 200 shares held in the name of a family member as to which he disclaims beneficial ownership. Includes, for Ms. Jung, 70,988 shares held in a grantor retained annuity trust. Includes for Ms. Lagomasino, 4,300 shares held in trust. Includes, for Ms. Moore, 400 shares held in the names of family members. Includes, for Mr. Rodkin, 250 shares held in the name of a family member and 1,900 shares held in trust.

(7)	Includes, for each named executive officer, shares which he or she has the right to acquire within 60 days of March 1, 2011 through the exercise of stock options, as follows: Mr. Cramb, 538,167 shares; Mr. Herington, 299,259 shares; Ms. Jung, 4,294,170 shares; Mr. Owen, 335,691; and Ms. Rucker, 123,377.

(8)	The table above excludes, for each director and named executive officer, as well as the directors and executive officers as a group, restricted stock units (RSUs) because RSUs do not afford the holder of such units voting or investment power. As of March 1, 2011, each non-employee director in the table above held 10,870 RSUs, other than Ms. Hailey, who held 9,356. As of March 1, 2011, Mr. Cramb held 100,000 RSUs; Mr. Herington held 80,000 RSUs; Ms. Jung held 0 RSUs; Mr. Owen held 30,000 RSUs; Ms. Rucker held 43,000 RSUs and the directors and executive officers as a group held 498,499 restricted stock units. In addition, the table above excludes, for each named executive officer, and the directors and officers as a group, deferred stock units because deferred stock units do not afford the holder of such units voting or investment power. As of March 1, 2011, Mr. Cramb held 133,991 deferred stock units; Ms. Jung held 140,000 deferred stock units; and the directors and executive officers as a group held 307,061 deferred stock units.

(9)	Mr. Hassan shares voting and investment power with his spouse as to 20,000 of his shares. Ms. Moore shares voting and investment power with her spouse as to 8,200 of her shares.

(10)	Includes, for each named executive officer, shares held in the Avon Personal Savings Account Plan (401(k) Plan), as follows: Mr. Cramb, 7,130 shares; Mr. Herington, 812 shares; Ms. Jung, 6,910 shares; Mr. Owen, 7,451 shares and Ms. Rucker, 698 shares. The trustee of the 401(k) Plan will vote the shares in accordance with the instructions provided to the trustee.

(11)	The table above provides beneficial ownership information as a group for all of our directors and executive officers as of March 1, 2011. Includes 200 shares as to which such directors and executive officers as a group disclaim beneficial ownership. Includes 31,200 shares as to which beneficial ownership was shared with others and 6,943,408 shares which such directors and executive officers as a group have a right to acquire within 60 days of March 1, 2011 through the exercise of stock options. Includes 25,550 shares held by executive officers in the 401(k) Plan as to which the trustee of the 401(k) Plan will vote in accordance with the instructions provided to the trustee.

TRANSACTIONS WITH RELATED PERSONS

We have policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934.

Our Code of Business Conduct and Ethics, which is available on our investor website (www.avoninvestor.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when personal, private or family interests interfere in any way, or even appear to interfere, with the interests of the Company.

Our compliance committee, which includes members of senior management, reviews, as appropriate, actual or apparent conflicts of interest, or potential conflicts of interest, under the Code. Under the written charter of the committee, any conflicts of interest that are deemed related person transactions must be forwarded, with a recommendation of how to proceed, to the Board of Directors for review, approval or ratification of the transaction. The Board of Directors considers any such related person transactions, including the recommendation from the compliance committee, in a manner that best serves the interests of the Company and the interests of our shareholders. Any approval or ratification of a related person transaction that requires a waiver of the Code by the Board of Directors will be disclosed as required.

We have multiple processes for reporting conflicts of interests, including related person transactions, to the compliance committee. Under the Code, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to the compliance committee. We also annually distribute a questionnaire to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Code. The global compliance function undertakes a periodic survey of employees, including executive officers, which asks specific questions regarding potential conflicts of interest under the Code, and requires certification of compliance with the Code. In addition, our global internal audit function periodically surveys our global finance function, including accounts payable, for any amounts paid to any of our directors, executive officers or 5% shareholders, and certain of such persons’ affiliates.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, our Corporate Governance Guidelines, which are available on our investor website (www.avoninvestor.com), require that the Board of Directors assess the independence of its non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information Concerning the Board of Directors—Director Independence” on pages 14-15. In addition, we maintain a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments. There are no related person transactions required to be reported.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 regarding our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	33,091,123	(2)	$31.07	(2)	38,104,616	(3)
Equity compensation plans not approved by security holders	0		N/A		0
Total	33,091,123		$31.07		38,104,616

(1)	These plans are the 1993 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 2005 Stock Incentive Plan and the 2010 Stock Incentive Plan. Please refer to Note 10 to the Notes to the Consolidated Financial Statements in our Form 10-K for an additional description of our 2005 Stock Incentive Plan and 2010 Stock Incentive Plan.

(2)	Excludes stock appreciation rights (SARs) of which 238,283 were outstanding as of December 31, 2010. Column (b) represents the weighted average exercise price of outstanding options; outstanding restricted stock units (RSUs) are not included in column (b) as RSUs do not have an exercise price.

(3)	As of December 31, 2010, 31,548,728 shares remained available for issuance under the 2010 Stock Incentive Plan, which permits grants of stock options, shares of restricted stock, restricted stock units, performance and other stock units, and SARs. The total shares available for future issuance is determined as follows: (i) grants of stock options or SARs, reduce the total shares available by each share subject to such an award and (ii) grants of any award of restricted stock, stock units and other stock-based awards (other than stock options and SARs), reduce the total shares available by 2.33 multiplied by each share subject to such an award.

Although 4,144,128, 1,327,592 and 1,084,168 shares remain available for issuance under the 2005 Stock Incentive Plan, 2000 Stock Incentive Plan and 1993 Stock Incentive Plan, respectively, no additional stock options or other stock awards will be granted under these plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater than 10% shareholders to file certain reports with respect to beneficial ownership of our equity securities. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2010 all Section 16 reports that were required to be filed were filed on a timely basis, except for one Form 4 reporting the acquisition of deferred stock units for Mr. Herington that was filed late.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2010. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

Members of the Compensation Committee

Maria Elena Lagomasino, Chair
Fred Hassan
Ann S. Moore
Gary M. Rodkin

March 2, 2011

Compensation Discussion and Analysis

Executive Summary

Compensation Philosophy and Objectives

Our compensation programs are designed to enable and reinforce our overall business strategy by aligning pay with the achievement of short- and long-term financial and strategic objectives and building shareholder value. The guiding principle of our program is “pay-for-performance,” such that the largest portion of executive compensation is at risk, meaning that it is tied to company, business unit and individual performance. In support of this principle, we strive to balance short- and long-term objectives by measuring both annual and multi-year performance.

In addition, we continue to provide compensation that is competitive with the practices of other leading beauty and consumer products companies. Further, the major portion of each named executive officer’s total compensation is directly related to financial and non-financial factors that measure our progress against our business strategy or to the Company’s stock price performance. Our consideration of individual performance is intended to drive meaningful differentiation among executives.

Market and Business Conditions

We entered 2010 with healthy top-line momentum, supported by our continuing investments in our brand and channel in line with our long-term strategic growth plan. Our operating margin and cash flow trends were improving as well. However, our performance in 2010 was a tale of two halves, as we had a strong first half that was offset by weakness in the second half. In the first half of 2010, the company realized revenue growth of 11%, which slowed to 3% in the second half, driven by weakness in Brazil and Russia, two of our largest and most profitable markets. As a result of softer-than-expected sales, inventory levels were up in 2010, which negatively impacted our economic profit. Looking ahead, we are addressing execution challenges that dampened our second-half 2010 performance. Overall, despite our performance in the second half of 2010, we delivered full-year results of 6% revenue growth and 7% operating profit growth year over year. In addition, our Active Representatives increased by 4%, beauty sales increased by 6%, and total units sold increased by 1%.

Key Decisions in 2010 and to Date in 2011

In summary, our 2010 financial results did not meet our expectations. Therefore, in alignment with our pay-for-performance philosophy, our 2010 annual incentive plan paid significantly below target. In addition, the long-term cash incentive plan, which is based on cumulative performance over the three-year period 2008-2010, also paid significantly below target.

The Committee considered our executive compensation philosophy and programs and made the following key decisions in 2010 and to date in 2011 in order to ensure that pay is aligned with performance as well as with our business and talent strategies:

•	Approved payouts significantly below target under Avon’s annual incentive plan reflecting 2010 revenue and operating profit results

¡

Ms. Jung proposed that she not receive a 2010 annual incentive bonus given the overall financial performance of the Company and in light of her position as chief executive officer, and the Committee accepted her proposal

•

Approved payouts significantly below target under the discrete 2008-2010 long-term incentive cash plan to reflect three-year cumulative results that were below target for economic profit largely as a result of the Company’s disappointing 2010 performance but exceeded targets for both Active Representative growth and beauty market share

•	Decided not to grant annual merit-based salary increases to senior officers in 2011, including the named executive officers

•

Changed the design of our annual incentive plan for 2011 to emphasize operating margin as a performance measure in addition to revenue to drive profitable growth and performance consistent with investor expectations

•	Redesigned our long-term incentive program for 2011 to:

¡

deliver compensation opportunity in the form of 70% performance-based restricted stock units (PRSUs) and 30% in cash (rather than stock options and cash as in prior years) covering three-year performance periods

¡	feature operating margin as a driver of our cumulative economic profit goal

¡	incorporate overlapping cycles for future periods so that annual earning opportunities are consistent from year to year, encouraging executive retention

•

Adopted a clawback policy covering certain executives, including named executive officers, that applies to annual and long-term incentive awards (cash and equity awards) in the event of financial restatements, material incorrect calculation of performance metrics or ethical misconduct

•

Adopted a double-trigger change in control policy covering certain senior officers, including named executive officers (other than the CEO), to ensure consistency in these arrangements and motivate and retain these executives in the event of a potential change in control

•	Discontinued certain perquisites to new executives beginning in 2010

The specifics of our executive compensation program and details of the compensation decision-making process are discussed in detail in the remainder of this Compensation Discussion and Analysis.

Roles in Executive Compensation

The following parties are responsible for the development of our executive compensation program for our named executive officers:

Party	Responsibilities
Compensation Committee

•      Oversees our executive compensation program, including reviewing strategic objectives and design, the risk and reward structure and making adjustments, as appropriate

•      Determines and approves the compensation of our named executive officers, as well as other officers at or above the level of senior vice president and any officers covered by Section 16 under the Securities Exchange Act of 1934

•      Consults with the independent members of the Board in establishing and evaluating performance objectives for the CEO each year, in part to determine the CEO’s incentive compensation payout

•      Committee has sole authority to continue or terminate its relationship with outside advisors, including its independent Committee consultant

•      See “Information Concerning the Board of Directors—Compensation Committee” on pages 12-13 for additional Committee responsibilities

Party	Responsibilities
Independent Compensation Committee Consultant (Semler Brossy Consulting Group since 2009)

•      Engaged by and reports to the Committee and consults directly with its Chair

•      Advises the Committee on various executive compensation matters

•      Generally attends all Committee meetings, including executive sessions

•      At the Committee’s request, Semler Brossy also provided assistance with the Committee’s review of the risk and reward structure of executive compensation plans, policies and practices. See “Compensation and Risk Management Process” on page 60.

•      The Committee’s charter requires that the consultant is independent, and that such independence is reviewed at least annually

•      Under the charter, a consultant is not considered independent if it provides significant services to the Company apart from work performed for the Committee (services in excess of $50,000 or, if lesser, 1% of the consulting firm’s gross revenues for the most recent fiscal year)

•      In 2010, Semler Brossy provided no services to the Company apart from work performed for the Committee and the Committee has determined that Semler Brossy is independent

CEO

•      Makes individual compensation recommendations for senior officers, including the other named executive officers, to the Committee for its review and approval, after considering market data and relative individual achievements

•      Makes other individual compensation recommendations, including merit increases, annual incentive and long-term incentive awards and other compensation awards as they may arise

•      Provides input from time to time on the design of compensation plan components

Management

•      Supports the Committee by making recommendations and providing analyses with respect to competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy

•      Retained Hewitt Associates to provide competitive data and analysis

•      Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda

•      Does not recommend, determine or participate in Committee discussions relating to their individual compensation arrangements

Mix of Pay

We believe that the majority of executive pay should be “at risk”, i.e., variable based on performance, to ensure alignment with financial results and shareholder interests. Our belief is that it is important for the CEO, as the officer setting the long-term strategic vision of the Company, to have the greatest percentage of total compensation linked to the long-term success of the Company, with base salary representing a lower percentage. The following charts reflect the direct pay mix for our CEO and the other named executive officers and indicate the percentage of 2010 total targeted direct compensation that is at risk.

Elements of CEO Compensation	Elements of Other Named Executive Officers Compensation (average)

Target Compensation

The table below illustrates the 2010 target direct compensation levels for each of our named executive officers:

			Long-Term Incentives (% of Salary)
Name	Salary*	Annual Incentive Target* (% of Salary)	Stock Option Award Value	2008-2010 Cash Plan Annualized Target**	Total Annualized Target Direct Compensation***
Andrea Jung	$1,375,000	175%	300%	200%	$10,656,250
Charles W. Cramb	$750,000	100%	160%	100%	$3,450,000
Charles M. Herington	$725,000	90%	160%	90%	$3,190,000
Kim K.W. Rucker	$590,000	70%	120%	80%	$2,183,000
John F. Owen	$550,000	70%	120%	80%	$2,035,000

*	Reflects annualized base salary and annual incentive target as of December 31, 2010.

**	Reflects one year of three-year target. (The plan provides for a single payment at the end of the three-year performance period in 2010 with total individual target payouts of three times the percentages in this column. Maximum payout for each officer is 200% of target).

***	Annual incentive target and cash plan annualized target dollar value are awarded using 2010 actual earned base salary, not the December 31, 2010 salary shown. Thus, the actual total annualized target compensation will be slightly less than the amount set forth in the table for Ms. Rucker and Mr. Owen because both received a base salary increase during 2010. The stock option award expected value was determined by applying the percentage to the salary that was in place as of December 31, 2009.

Competitive Positioning

We seek to deliver competitive compensation packages and programs. We generally target the market median for total direct compensation for senior officers, including named executive officers, although we allow flexibility to pay above median for consistently high-performing executives or, when necessary when recruiting key executives into our organization. In addition, we target base salary, total cash compensation, and long-term incentives at the median of market, although total compensation positioning relative to market remains the most significant reference point for the Committee in its decision-making. In 2010, actual payouts compared to the market median, on average, for our named executive officers as set forth below:

•	Base Salary: Above Market

•	Total Cash Compensation (Base Salary plus Actual Bonus Payout): Below Market

•	Long-term Incentives (Includes Actual Stock Option Awards and Actual Annualized Cash Payout under the 2008 – 2010 long-term incentive cash plan): Below Market

•	Total Direct Compensation (Total Cash Compensation and Long-term Incentives): At Market

Our above market positioning on Base Salary for these named executive officers generally reflects their histories of consistent high performance in their roles and/or during their tenures.

We periodically assess pay ranges, pay levels and our program design against our peer group, which is comprised of 12 U.S.-based beauty and consumer goods companies. This group of peer companies was selected because we compete with these organizations for employees, customers and shareholders. These companies are generally comparable to Avon in terms of their consumer products orientation and size (measured in revenues) and, in most cases, their global scale. Our peer group for 2010 remained the same as for 2009 and was comprised of the companies listed below.

Peer Group
Campbell Soup	Estee Lauder	Hershey Foods	Procter & Gamble
Clorox	General Mills	Kellogg	Revlon
Colgate-Palmolive	H.J. Heinz	Kimberly-Clark	Sara Lee

From time to time, we also reference a variety of published and private surveys on executive compensation trends and practices.

Peer group comparison is an important part of the Committee’s process of determining appropriate pay levels and plan design. The Committee also retains the flexibility to respond to and adjust for specific circumstances, personal achievement and the evolving business environment.

CEO Compensation

The Committee applies the same compensation philosophy and guiding principles when determining total compensation for all named executive officers, including Ms. Jung. The total compensation level for Ms. Jung differs from the other named executive officers for several reasons: (i) as CEO, Ms. Jung has ultimate management responsibility and the key company leadership role and has greater decision making authority and responsibility than the other named executive officers; (ii) the CEO has the primary responsibility of setting the strategic plans and policies and is the officer with ultimate accountability; and (iii) it is customary and consistent with the market for CEOs to be compensated at a multiple of the compensation of other named executive officers.

Elements of Compensation

Our compensation package for our named executive officers, which is designed to support our pay-for-performance philosophy and strongly tie to short- and long-term business objectives, consists of the following elements:

Element	Purpose	Description	Fixed vs. Variable

Base Salary	• Compensate for achievements based on job responsibilities and individual performance • Attract and retain key executive talent	• Cash payment	• Fixed with opportunity for merit-based increases (typically annually)

Annual Incentive Compensation Awards

•    Encourage and reward meeting or exceeding annual/short-term financial goals and strategic initiatives, as well as personal contributions toward such goals

•    Create alignment with business strategy and operating performance

•    Attract, motivate and retain key executive talent

		• Cash award	• Variable (can vary widely based on Company, business unit and individual performance)

Long-Term Incentive Compensation Awards

•    Encourage long-term focus and reward increases in total shareholder returns

•    Promote decision-making consistent with the long-term goals of the Company and shareholders

•    Attract, motivate and retain key executive talent

		Includes cash and non-cash: • Potential award under three-year long-term incentive cash plan • Stock options • Restricted stock units • Performance restricted stock units (beginning in 2011)	• Variable (can vary widely based on Company performance, stock price and individual performance and potential)

Retirement Benefits	• Support retirement savings • Retain key executive talent	• Tax qualified and supplemental defined benefit plans • 401(k) plan and match, with the same investment options generally available to all employees

•    Fixed/Variable (defined benefit plan formula is fixed, although generally actual annual bonus up to target amount is included in eligible earnings; 401(k) plan includes some variability based on investment elections and performance)

Element	Purpose	Description	Fixed vs. Variable

Other Benefits, including Health and Limited Perquisites

•    Offer health and financial protection programs to support well-being and healthy lifestyles

•    Provide limited benefits to management that are generally competitive with market practice

•    Attract and retain key executive talent

		• Broad-based benefits generally available to all employees • Additional benefits generally available to senior officers, including named executive officers	• Fixed/Variable (benefits and most perquisites are fixed while nonqualified deferred compensation plan includes some variability based on investment performance)

Base Salary

Annual salary increases are based on our overall salary increase budget, individual performance, external market and internal comparisons. Ms. Rucker and Mr. Owen received salary increases during 2010 of 3.5% and 4.8%, respectively. These amounts were determined for each of them based on internal salary comparisons, the Company’s philosophy to reward high performance for 2009 and the external market. Mr. Cramb and Mr. Herington did not receive a salary increase in 2010 because the Committee determined they were paid appropriately in light of internal salary comparisons and the external market. Ms. Jung’s base salary has not been adjusted since March 2004 because the Committee considers it to be set appropriately.

Annual Incentive Compensation

The 2010 annual incentive program is similar to the 2009 program, which was designed by the Committee in order to provide it with flexibility to ensure the “right pay for the right performance.” The Committee determines individual payouts based 70% on financial performance and 30% on individual performance. The 70/30 split is used in order to strike an appropriate balance between our overall corporate objectives and each executive’s individual contributions. No payout may be more than 200% of each named executive officer’s target award.

Financial Performance

In light of our financial performance and progress against the Company initiatives as further discussed in the “Executive Summary—Market and Business Conditions” on page 25, the Committee determined that the combined global payout percentage on the financial performance portion is 55% of target.

The financial performance payout is determined in a two-step process. First, the levels of global operating profit and global revenue, which are weighted equally, determine the applicable payout range, which was approved by the Committee at the time the 2010 performance goals were set. Operating profit and revenue were selected as performance measures in order to encourage and reward executives for profitable growth and to drive strong performance. The tables below set forth the 2010 ranges.

Global Operating Profit			Global Revenue
Achievement Range		Payout Range	Achievement Range		Payout Range
% Growth	$ million*	%	% Growth	$ million*	%
< 0%	< $1,106	0%	<0%	< $10,906	0%
0% - 7%	$1,106 - $1,179	30% - 90%	0% - 5%	$10,906 - $11,451	30% - 90%
7% - 13%	$1,179 - $1,252	75% - 125%	5% - 8%	$11,451 - $11,778	75% - 125%
13% - 21%	$1,252 - $1,340	100% - 160%	8% - 10%	$11,778 - $11,997	100% - 160%
> 21%	> $1,340	150% - 200%	> 10%	>$11,997	150% - 200%

*	In constant dollars, which excludes currency translation

For 2010, operating profit was $1.15 billion and revenues were $11.4 billion, which excludes the impact of translation currency exchange and acquisitions that occurred during the year. Achievement of operating profit of $1.106 billion or revenue of $10.906 billion was required in order for any awards to be payable.

Second, the Committee determines the global payout percentage within the payout range, after considering additional factors, including the plan’s level of difficulty and progress against Company initiatives relating to Active Representative levels, units sold, beauty market share and cost management. This assessment is intended to provide context for the Company’s relative and operational performance and enhance the Committee’s ability to exercise judgment, versus applying a formulaic approach to determine payout levels.

After the global payout percentage was determined, an assessment of regional performance was conducted in order to determine the financial performance payout percentage for Mr. Herington, who leads Latin America and Central and Eastern Europe (CEE). Mr. Herington’s financial performance payout percentage is tied to regional measures in order to maximize motivation where his executive impact is greatest. Based on the performance of these regions, the CEO recommends to the Committee for approval the financial performance payout for each region. Mr. Herington’s financial component payout percentage is calculated as an average of the Latin America and CEE region payouts, which for 2010 resulted in a below target payout percentage for the financial component portion of the award.

We do not disclose regional targets as we believe that such disclosure would result in competitive harm. Based on our experience in the regions and the pay-for-performance history under the annual incentive program, we believe that Mr. Herington’s targets were set sufficiently high to provide incentive to achieve a high level of performance. For example, the average payout tied to Central and Eastern Europe financial performance over 2007 - 2009 was 91% reflecting the average annual revenue growth rate for the region of 8% on a constant dollar basis over that same period of time. The average payout tied to Latin America financial performance over 2007 - 2009 was 117% reflecting the average annual revenue growth rate for the region of 14% on a constant dollar basis over that same period of time.

Individual Performance

The remaining 30% of the actual payout was based on the Committee’s subjective assessment of the performance of each named executive officer in fulfilling his or her role and responsibilities in light of our strategic objectives. In addition to financial goals, named executive officers are expected to focus on progress against strategic initiatives, talent development goals, operational measures and associate engagement. These are generally measures that provide recognition for contributions made to the overall performance of the Company that are not quantified in operating profit and revenue. The Committee also considered the CEO’s recommendation regarding the other named executive officers as part of this assessment.

The Committee determined to pay, on average, below target on the individual component of the annual bonus in light of the Company’s below expectation 2010 financial results and execution challenges, as described on page 25. The Committee also considered the following key points for each of our named executive officers.

•	Andrea Jung, Chairman and Chief Executive Officer

Leadership and progress on the Company’s strategic initiatives, including driving marketing and sales strategies, strategic portfolio management, and continued development and execution of future growth platforms and initiatives; leadership on ethics and tone at the top; and continued development of talent, succession planning and organizational effectiveness.

•	Charles W. Cramb, Vice Chairman, Developed Market Group (interim Chief Financial Officer)

Effective portfolio management, including strategic acquisitions in higher-tier product categories and a strategic divestiture; continued development and execution of strategic initiatives; managing the Company’s financial operations; and managing the finance organization in support of the Company’s strategies and operations.

•	Charles M. Herington, Executive Vice President, Developing Market Group

Progress restoring revenue and Active Representative growth in Mexico and other key markets; managing currency devaluation in Venezuela; driving regional competitive strategy; and continued development of talent and organizational effectiveness in Latin America and Central and Eastern Europe.

•	Kim K. W. Rucker, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Effective management of the Company’s corporate, regulatory, litigation and compliance matters globally, including leading the Company’s enhanced ethics and compliance program; strategic leadership of the global legal organization and legal support of the Company’s strategic initiatives and the Board of Directors; and continued talent development.

•	John F. Owen, Senior Vice President, Global Supply Chain and Process Excellence

Driving gross margin benefits from supply chain productivity; continued implementation of the Company’s manufacturing and distribution realignment and sales & operation planning process; leadership on service model transformation initiative; and achievement of higher than targeted benefits from the Company’s strategic sourcing initiative.

Based on the achievement of the financial results and the Committee’s assessment of individual performance described above, the Committee approved total payments for the named executive officers, other than Ms. Jung, that ranged from 50% to 75% of their target amounts, as listed in the Summary Compensation Table. Ms. Jung proposed that she not receive a 2010 annual bonus given the overall financial performance of the Company and in light of her position as chief executive officer, and the Committee accepted her proposal.

Long-Term Incentive Compensation

Consistent with prior years, in 2010, the annual long-term incentive grant for named executive officers was generally comprised 60% in stock options and 40% in cash target under our 2008-2010 cash plan. The entire award is “at risk” and the majority of the award is comprised of equity in order to align the interests of the named executive officers with our shareholders. We believe that these long-term incentive awards are performance-based, as their value is tied to growth in our stock price as well as Company goals and objectives. The Committee has implemented a new long-term performance share program beginning in 2011. The table below summarizes the 2010 long-term incentive program:

Type of Long Term Incentive Vehicle	Grant Frequency & Vesting Period	Payment Criteria	Linkage with the Creation of Shareholder Value
Equity: Stock Options	• Granted annually, vesting pro rata over three years	• Stock price appreciation	• Stock options align the interest of management with shareholders through stock price appreciation

Equity: Restricted Stock Units (RSUs)	• Granted in special cases only	• Value of the shares after vesting	• The Company grants RSUs to encourage retention and reward exceptional performance

Cash Performance Plan	• A three-year cash target payable at the end of the performance period (2008- 2010)	• Economic profit • Beauty market share growth • Active Representative growth

•    Economic profit goal is reflective of shareholder value creation and encourages and rewards management for profitability as well as efficient capital and cash management. Beauty market share and Active Representative growth are indicators of present and future business health

Annual Equity Awards

In 2010, the Committee awarded stock options to senior officers, including named executive officers, as part of the long-term program, providing an incentive that realizes value only through stock price appreciation. When determining the specific stock option awards for named executive officers, the Committee references the market long-term incentive levels, as described above under “Competitive Positioning”, taking into account that a portion of the Company’s long-term incentive value is delivered through the 2008-2010 long-term cash incentive plan. For the Executive and Senior Vice President levels, a pre-determined pool is calculated based on average market median stock option award sizes and, in 2010, the awards made to our Executive and Senior Vice Presidents, in aggregate, did not exceed this pool. When determining individual stock option award sizes, relative to the applicable market median reference points, the Committee considers each executive’s sustained individual performance, including the items described above under “Annual Incentive Compensation—Individual Performance,” and his or her potential contribution to our future growth and success. For the CEO, the

Committee considers the same factors, including market data, sustained individual performance, and her potential contribution to our future growth and success, although her award is not part of the pre-determined pool.

The Committee approves annual equity grants to senior officers, including named executive officers, at its regularly scheduled meeting in March of each year, as well as off-cycle equity grants that may be made to senior officers, including named executive officers, from time to time (for example, to new hires or for promotions). In the case of employees who are not senior officers, grants are made on pre-established dates determined by the Committee. The Committee establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, but has delegated to Ms. Jung, as a director, the authority to determine the grantees of such awards and the number of shares subject to each award for grantees other than senior officers. We do not time the release of non-public information for the purpose of affecting the value of equity awards.

From time to time, senior officers, including named executive officers, may receive a special equity grant in order to encourage retention and to reward exceptional performance. These grants generally are provided in the form of restricted stock units that only vest after a period of continued service. In 2010, the Committee awarded special retention grants of 30,000 time-based restricted stock units to each of Ms. Rucker and Mr. Owen, which vest 100% after three years of service. These awards were provided primarily to ensure retention and continuity of highly marketable executives in critical roles.

2008-2010 Long-Term Incentive Cash Plan

The long-term incentive plan was designed to encourage and reward key executives, including our named executive officers, for meeting the business objectives associated with our strategic plan over the three-year performance period from January 1, 2008 through December 31, 2010. The plan covers three years of compensation opportunity and is the only long-term cash plan active during these years. Thus, there is an increase in Non-Equity Incentive Plan Compensation for 2010 reported in the Summary Compensation Table over the amounts reported for 2008 and 2009 as there was not a long-term cash plan designed to pay out in 2008 or 2009. The ultimate payout for the three-year program, 65% of target, reflects the Company tracking at target for the first two years and the disappointing performance in 2010, which impacted the metrics described below.

The Committee chose economic profit as the key performance measure because the Committee believes it is reflective of shareholder value creation and encourages and rewards management for profitability and margin improvement as well as efficient capital, inventory and cash management. Economic profit is defined as operating profit minus the product of a capital charge and capital employed. Capital employed is defined as net fixed assets plus accounts receivable plus inventory. In order to determine the appropriate payout levels, the Committee considered the level of economic profit achieved as well as progress against Company initiatives relating to Active Representative levels and beauty market share, which are key indicators of present and future business health. The Committee set a “Progress Target” for economic profit of $2.5 billion and excluded the impact of translation currency exchange, acquisitions that occurred during the performance period, and costs to implement restructuring initiatives over projections, and included the significantly negative impact of transaction currency exchange (such as the exchange impact from the cost of goods) when determining results. Specifically, the Committee considered the following:

Factor	Metric	Progress Target*	Results	Assessment Impacting Payout
Level of Economic Profit (50% weight)	Cumulative economic profit earned in 2008-2010 (Economic profit is defined as	$2.5 billion	$1.9 billion	Significantly below target

Factor	Metric	Progress Target*	Results	Assessment Impacting Payout
	operating profit minus the product of a capital charge and capital employed. Capital employed is defined as net fixed assets plus accounts receivable plus inventory)

Beauty Growth (25% weight)	Avon’s three-year average annual growth rate in beauty revenues, excluding the impact of translation currency exchange compared to average annual growth rate of the market	Exceed the average annual market growth rate by 0.8 percentage points per year	Approximately 1.3 percentage points over the average annual market growth rate	Above target

Active Repre- sentative Growth (25% weight)	Avon’s compound annual growth rate in Active Representatives over the three-year period	5% - 6% over the three-year period	7%	Above target

*	$1.76 billion cumulative economic profit needed to be achieved in order for any awards to be payable.

Based on the achievement of the cumulative economic profit goals and the Committee’s assessment described above, the Committee approved payments for the named executive officers at 65% of their target amounts. Under this plan, all eligible associates receive the same payout as a percent of target. No individual objectives or goals affect the payout of awards to the named executive officers under this plan. Further, no individual payout could be more than the 200% maximum bonus opportunity.

Strategic Changes to Incentive Plans for 2011 and Beyond

Beginning in 2011, we have modified our annual incentive plan and launched a new long-term incentive plan to incorporate changes that support the strategic direction of the business. The programs include an emphasis on operating margin balanced by profitable revenue growth and are structured so that the plans work together to drive short-term execution and long-term sustainable results.

2011 Annual Incentive Compensation

For 2011, we have changed the design of our annual incentive plan to highlight global operating margin as a performance measure in addition to global revenue in order to drive profitable growth as well as performance consistent with investor expectations. Similar to the 2010 plan, 70% of individual payouts will be tied to financial performance and 30% to individual performance. Financial performance will be weighted 60% on operating margin and 40% on revenue growth.

2011 Long-Term Incentive Program

With the conclusion of the 2008-2010 long-term cash incentive plan on December 31, 2010, the Committee has implemented a new long-term incentive program (the “Program”), in which key executives, including our named executive officers, are eligible to participate. The Program is designed to support the Company’s pay-for-performance philosophy and shareholder alignment by encouraging and rewarding key executives for meeting the business objectives associated with the Company’s strategic plan over three-year performance periods. The key design features are:

•

The redesigned Program will continue to be 100% “at-risk” and will be delivered 70% in performance-based restricted stock units (“Performance RSUs”) and 30% in a performance cash target opportunity. These vehicles were chosen in order to ensure strong shareholder alignment and so that 100% of an executive’s long-term incentive opportunity is tied to critical business goals.

•

The Committee selected economic profit, with targets calculated considering margin expansion over the performance period, and revenue growth as the key performance measures under the 2011-2013 Program. A performance “matrix” will be used so that results against both economic profit and revenue growth together determine the payout percentage under the Program. The performance matrix is constructed so that trade-offs between revenue growth and profitability/margin are considered. At the end of a performance period, if the Committee determines that the performance measures have been met, the Performance RSUs will be generally “settled” in shares of Avon common stock and the cash portion will be paid. Dividend equivalents will not be paid on Performance RSUs.

•

The Program will consist of overlapping cycles, with a new performance grant each year. Each participant will receive an annual grant at the beginning of each three-year performance period, with the first performance period commencing on January 1, 2011. This significant change was adopted to allow us to adjust our targets more effectively cycle to cycle as business conditions fluctuate and to promote retention by providing annual payout opportunities. Overlapping cycles are also the most prevalent design among our peer group.

In consideration of the fact that the redesigned Program provides for smaller annual awards rather than larger awards every three years, the Committee determined that it would be appropriate to implement transition plans for the 2011 and 2011-2012 periods until overlapping cycles are fully implemented in 2013. These transition plans are intended to support the phase-in of the redesigned Program and maintain earning opportunity levels for executives. Grants under the transition plans will be comprised of a cash target opportunity tied to the achievement of both economic profit and revenue growth, which are the same performance measures under the 2011-2013 Program. Generally, for retention purposes, payouts will be deferred until after 2013.

Retirement Benefits

Avon offers several retirement benefits to the named executive officers, as described below. These benefits are generally available to all employees meeting the qualifications required by each plan. Ms. Jung is not a participant in the BRP (defined below); she is the only active participant in the Supplemental Executive Retirement Plan described under “Pension Benefits- Supplemental Executive Retirement Plan of Avon Products, Inc.” on page 49. Because the amount of an employee’s compensation and the number of years of service are key components in determining retirement benefits, an employee’s performance and service over time will influence the level of his or her retirement benefits. Amounts earned up to 100% of annual incentive compensation award targets (or, in the case of Ms. Jung, actual awards) are credited in determining retirement benefits; however, amounts earned under our long-term incentive compensation program such as gains from stock options or other equity grants are not credited. For each named executive officer, the Committee reviews accrued and projected retirement benefits and deferred compensation account balances as part of its annual total compensation review.

Benefit	Purpose
Pension Plans:

• Avon Products, Inc. Personal Retirement Account Plan (PRA) • Benefit Restoration Pension Plan of Avon Products, Inc. (BRP)	• Pension plan helps retain key U.S. executive talent • BRP provides participants with the retirement benefits under the PRA formula in excess of Internal Revenue Code limitations

• Avon Products, Inc. Personal Savings Account Plan (PSA)	• PSA, a 401(k) Plan, supports retirement savings

Other Benefits and Perquisites

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, as described below. We also provide a nonqualified deferred compensation plan to allow executives to defer salary, bonus, excess 401(k) contributions and long-term cash awards. In addition, as part of our overall compensation program, we provide some perquisites to our named executive officers that are not available to employees generally. The Committee has established and periodically reviews these perquisites and benefits in light of our compensation philosophy and competitive market practices. Effective as of January 1, 2010, the home security, personal auto insurance, excess liability insurance and supplemental life insurance perquisites were closed to new executives.

Broad-Based Benefits	Purpose
Medical, dental and vision coverage, life insurance and disability plans, flexible spending accounts, adoption assistance, commuter support, employee referral assistance and financial services	• Offer health and financial protection programs to support well-being and healthy lifestyles

Benefits for Senior Officers	Purpose

Miscellaneous perquisites, generally limited to the provision of:

•    financial planning and tax preparation services

•    transportation allowance

•    executive health exams

•    personal automobile insurance and excess liability insurance

•    supplemental life insurance

•    home security systems and services

•    complimentary Avon products

• Attracting and retaining key executive talent

Deferred Compensation Plan	• Offers an alternative tax-deferred savings opportunity • Attracting and retaining key executive talent

Additional Information

Clawback Policies

In March 2010, the Board of Directors adopted an executive compensation recoupment policy, also known as a “clawback,” that applies to any annual and long-term incentive payments (cash and equity) awarded to certain executives, including our named executive officers. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics or ethical misconduct that leads to a financial restatement or a material adverse effect on the Company, the Committee is authorized to recover compensation based on its analysis of the relevant facts and circumstances.

In addition to the policy described above, our 2005 Stock Incentive Plan and 2010 Stock Incentive Plan provide for forfeiture of awards in the event that a participant (which includes individuals who are not senior officers) breaches certain non-compete, non-solicitation or non-disclosure provisions.

We believe that these clawback policies provide a valuable deterrent for actions that could potentially harm the financial position of the Company and our shareholders and support our pay-for-performance philosophy.

Executive Stock Ownership Guidelines

To further support our goal of achieving a strong link between shareholder and executive interests, we maintain stock ownership guidelines to underscore and require executive share ownership. Ownership guidelines for our named executive officers are five times base salary for our CEO, three times base salary for Mr. Cramb and Mr. Herington and two times base salary for Ms. Rucker and Mr. Owen. Executives are allowed five years to achieve their ownership targets. All named executive officers were in compliance with the guidelines in 2010.

Trading Policies

Under our Trading in Avon Securities policy, no employee or director may engage in any transaction in publicly traded options on Avon common stock or any other transaction to hedge a position in, or engage in short sales of, Avon common stock.

Post-Termination Payments

In March 2010, the Committee adopted a uniform change in control policy applicable to senior officers at or above the senior vice president level who serve on our Executive Committee, other than Ms. Jung, for whom the terms of her employment agreement will continue to apply. The policy supersedes individual arrangements upon a change in control, if any (other than for Ms. Jung), and is intended to ensure consistency. We have designed this policy based on competitive practice, with the objective of attracting senior level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations.

The policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination or termination by a covered executive for good reason within two years after a change in control, which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times base salary, two times the target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years, as well as two additional years of service and age credits under our nonqualified defined benefit plan.

We have a separate agreement with Ms. Jung, which provides for payments and other severance benefits upon termination of employment under certain circumstances. This agreement was based on competitive practice at the time we entered into it and served as an inducement for Ms. Jung to join our employ as CEO. For a further description of these arrangements, please refer to “Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 51.

We will continue to periodically review the level of post-termination benefits that we offer to ensure that it is competitive and necessary for the attraction, motivation and retention of superior executive talent.

Impact of Tax Treatment

The Committee recognizes tax factors that may impact executive compensation, including:

•	Section 162(m) of the Internal Revenue Code

•	Places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our executive officers unless such compensation satisfies certain criteria.

•

Certain performance-based compensation approved by shareholders is not subject to the deduction limit (e.g., annual and long-term incentive awards granted under our shareholder-approved Executive Incentive Plan and performance restricted stock units and stock options granted under our Stock Incentive Plans).

•	To maintain flexibility so that executive compensation may be provided in a manner that promotes varying corporate goals, we do not have a policy requiring that all compensation be deductible.

•	Section 409A of the Internal Revenue Code

•	Sets forth limitations that primarily relate to the deferral and payment of certain benefits.

•

The Committee considers the impact of, and designs its programs to comply with, Section 409A and considers generally, the evolving tax and regulatory landscape in which its compensation decisions are made.

Summary Compensation Table

The following table discloses compensation of our CEO, CFO, and the three officers who were the other most highly compensated executive officers during 2010 (together, these persons are sometimes referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)			Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrea Jung Chairman & Chief Executive Officer	2010	1,375,000				2,956,685	Annual: Long-term: Total:	0 5,362,500 5,362,500	(2) (2) (2)	3,282,731	189,968	13,166,884
	2009	1,375,000				2,395,162	Annual: Long-term: Total:	3,043,906 — 3,043,906		2,458,429	182,947	9,455,444
	2008	1,375,000				16,232,860	Annual: Long-term: Total:	1,689,428 — 1,689,428		2,237,332	170,501	21,705,121
Charles W. Cramb Vice Chairman, Developed Market Group (Interim CFO)	2010	750,000				860,127	Annual: Long-term: Total:	401,250 1,462,500 1,863,750		136,494	63,663	3,674,034

	2009	750,000			5,107,500	696,774	Annual: Long-term: Total:	926,250 — 926,250		117,284	65,549	7,663,357
	2008	750,000				702,502	Annual: Long-term: Total:	526,575 — 526,575		116,631	72,527	2,168,235
Charles M. Herington Executive Vice President, Developing Market Group	2010	725,000				831,453	Annual: Long-term: Total:	326,250 1,197,083 1,523,333		123,219	46,782	3,249,787
	2009	692,811			2,231,200	603,871	Annual: Long-term: Total:	856,358 — 856,358		92,556	46,230	4,523,026
	2008	627,322				482,970	Annual: Long-term: Total:	529,955 — 529,955		62,781	56,556	1,759,584
Kim K. W. Rucker Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2010	585,616	14,808	(6)	931,800	490,272	Annual: Long-term: Total:	286,952 824,435 1,111,387		74,639	40,916	3,249,438
	2009	570,000	21,801			364,065	Annual: Long-term: Total:	486,780 — 486,780		50,766	36,463	1,529,875
John F. Owen Senior Vice President, Global Supply Chain and Process Excellence	2010	544,521			931,800	451,566	Annual: Long-term: Total:	283,967 826,203 1,110,170		509,153	48,149	3,595,359

(1)	Stock awards consist of time-based restricted stock units (RSUs). The aggregate grant date fair value of the stock and option awards was determined in accordance with FASB ASC Topic 718. See Note 10 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2010 for a description of the assumptions used in valuing stock awards and options. For this purpose, the estimate of forfeitures is disregarded.

(2)	Ms. Jung proposed that she not receive a 2010 annual incentive bonus given the overall financial performance of the Company and in light of her position as chief executive officer, and the Committee accepted her proposal. In honor of the Company’s 125th anniversary, Ms. Jung will donate the entire after-tax proceeds of her $5,362,500 long-term bonus award to the Avon Foundation in support of Representative scholarships and Avon Associate charitable initiatives as well as the Foundation’s work in combating domestic violence and breast cancer.

(3)	The Non-Equity Incentive Plan Compensation values are higher in 2010 than in 2008 and 2009 due to the payments under the 2008-2010 long-term cash incentive plan as we did not have a long-term incentive plan designed to payout in those previous two years. Considering the three year nature of the 2008-2010 long-term cash incentive plan, the “annualized” value of the award (the award listed above divided by three years in the performance period) is as follows; $1,787,500 for Ms. Jung, $487,500 for Mr. Cramb, $399,028 for Mr. Herington, $274,812 for Ms. Rucker, and $275,401 for Mr. Owen. Please see pages 35-36 of the Compensation Discussion and Analysis for additional details.

(4)	This column for 2010 includes the change in pension value reported, which is the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under our Personal Retirement Account Plan (PRA), Benefit Restoration Pension Plan (BRP) and Supplemental Executive Retirement Plan, as applicable. See “Pension Benefits” beginning on page 46. No amounts are reported for nonqualified deferred compensation earnings as the interest rate for the fixed rate fund of our Deferred Compensation Plan (DCP) was 4.82%, or 120% of the applicable federal long-term interest rate published by the Treasury Department at the time it was set.

(5)	“All Other Compensation” generally includes perquisites, 401(k) match, excess 401(k) match and tax gross-ups, which are set forth in the table below for 2010:

Name	Perquisites ($)(a)		401(k) Match ($)	Excess 401(k) Match ($)	Tax Gross-ups ($)
Ms. Jung	128,262	(b)	11,025	50,681	0
Mr. Cramb	31,345	(c)	10,851	21,467	0
Mr. Herington	20,528	(d)	4,743	21,511	0
Ms. Rucker	30,110	(e)	10,806	0	0
Mr. Owen	23,719	(f)	11,025	13,398	7	(g)

(a)	The perquisite amounts disclosed are the actual costs incurred by us: (i) for payment of reimbursements to the executive for allowable expenses actually incurred for financial planning and tax preparation, and for home security systems and services; (ii) for a fixed annual transportation allowance and car service allowance for Ms. Jung (intended to offset costs associated with transportation); (iii) for direct billing to us by vendors managing our auto lease program, personal auto and excess liability insurance premiums and executive health exams and other medical exams; and (iv) for a $20,000 cash perquisite allowance payable directly to Mr. Cramb pursuant to the terms of his employment agreement. The actual and incremental cost for the complimentary Avon products is nominal.

(b)	For Ms. Jung, includes financial planning and tax preparation, auto lease, personal auto insurance, excess liability insurance, home security, executive health exam and a car service allowance of $80,107.

(c)	For Mr. Cramb, includes a $20,000 cash perquisite allowance, home security, personal auto insurance and excess liability insurance.

(d)	For Mr. Herington, includes financial planning and tax preparation, transportation allowance, personal auto insurance, excess liability insurance, home security, and executive health exam.

(e)	For Ms. Rucker, includes financial planning and tax preparation, transportation allowance, personal auto insurance, excess liability insurance and home security.

(f)	For Mr. Owen, includes financial planning and tax preparation, transportation allowance, personal auto insurance, excess liability insurance and executive health exam.

(g)	In consideration of tax preparation services associated with relocation benefits provided in connection with his expatriate assignment in the United Kingdom from 2004 to 2006, Mr. Owen was charged imputed income of $500 and received an additional $7 as a gross-up for taxes on this amount.

(6)	This represents the second of three payments of Ms. Rucker’s bonus pursuant to the terms of Ms. Rucker’s offer letter.

Grants of Plan-Based Awards

The following table presents information regarding grants of equity and non-equity plan-based awards to our named executive officers during 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Jung			2,406,250	4,812,500
	3/11/2010									372,848	31.61	2,956,685
Mr. Cramb			750,000	1,500,000
	3/11/2010									108,465	31.61	860,127
Mr. Herington			652,500	1,305,000
	3/11/2010									104,849	31.61	831,453
Ms. Rucker			409,931	819,862
	3/11/2010									61,825	31.61	490,272
	8/10/2010							30,000	(3)			931,800
Mr. Owen			381,164	762,328
	3/11/2010									56,944	31.61	451,566
	8/10/2010							30,000	(3)			931,800

(1)	The amounts under this column represent the possible payout under the 2010 annual incentive program under our Executive Incentive Plan (EIP). The amount under the “Target” column represents the target award opportunity, which is set as a percentage of base salary. The Compensation Committee determined to pay annual incentive compensation awards for 2010 based on the attainment of performance goals, although it exercised its discretion to adjust potential awards downward. For the amounts actually paid, refer to the Summary Compensation Table.

(2)	This column shows the number of stock options granted under the Avon Products, Inc. 2005 Stock Incentive Plan. All of the stock options listed above vest one-third per year over a three-year period.

(3)	These RSUs were granted under the Avon Products, Inc. 2010 Stock Incentive Plan and vest 100% after three years of service. Dividend equivalents are paid in cash on these RSUs annually.

The material factors necessary for an understanding of the compensation detailed in the above two tables for our named executive officers are described under the “Compensation Discussion and Analysis” section above and the corresponding footnotes to the tables. In addition, each of Ms. Jung, Mr. Cramb, Mr. Herington and Ms. Rucker has entered into an individual agreement with us that identifies his or her position and generally provides, among other things, for (i) his or her at-will employment, (ii) the payment to him or her of an annual base salary (which in the case of Ms. Jung may be increased, but not decreased, periodically), (iii) an annual bonus under our EIP based on an annual target bonus opportunity of a percentage of base salary (which in the case of Ms. Jung may be increased but not decreased except for annual reductions of up to 10% that apply to all of our officers), and (iv) his or her eligibility to receive equity-based awards and perquisites and to participate in benefit plans generally available to our senior executives. Please refer to “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 51 for a description of certain payments and benefits to our named executive officers upon termination of employment or a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards as of December 31, 2010 for the named executive officers. All dollar values are based on $29.06, the closing price of our common stock on the New York Stock Exchange on December 31, 2010.

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Jung	500,000	0				26.55	3/14/2012
	500,000	0				26.40	3/13/2013
	500,000	0				36.42	3/11/2014
	675,000	0				41.95	3/10/2015
	317,113	0				30.97	3/31/2016
	267,105	0				36.77	3/7/2017
	202,504	701,252	(1)			38.80	3/5/2018
				600,000	(2)	38.80	3/5/2018
	253,457	506,912	(3)			15.50	3/5/2019
	0	372,848	(4)			31.61	3/11/2020

Mr. Cramb	147,213	0				27.18	11/1/2015	100,000	(5)	2,906,000
	64,576	0				30.97	3/31/2016
	54,392	0				36.77	3/7/2017
	58,910	29,455	(6)			38.80	3/5/2018
	73,733	147,465	(3)			15.50	3/5/2019
	0	108,465	(4)			31.61	3/11/2020

Mr. Herington	36,901	0				30.97	3/31/2016	80,000	(7)	2,324,800
	38,852	0				36.77	3/7/2017
	40,501	20,250	(6)			38.80	3/5/2018
	63,902	127,803	(3)			15.50	3/5/2019
	0	104,849	(4)			31.61	3/11/2020

Ms. Rucker	25,717	12,858	(8)			40.53	4/15/2018	43,000	(9)	1,249,580
	38,526	77,050	(3)			15.50	3/5/2019
	0	61,825	(4)			31.61	3/11/2020

Mr. Owen	34,506	0				26.40	3/13/2013	30,000	(10)	871,800
	57,592	0				36.42	3/11/2014
	71,599	0				41.95	3/10/2015
	36,901	0				30.97	3/31/2016
	33,218	0				36.77	3/7/2017
	29,456	14,727	(6)			38.80	3/5/2018
	0	77,419	(3)			15.50	3/5/2019
	0	56,944	(4)			31.61	3/11/2020

(1)	600,000 of these stock options vested 100% on March 5, 2011; the remainder vested at a rate of one-third each year, of which one-third vested on March 5, 2009, an additional one-third vested on March 5, 2010 and the remainder vested on March 5, 2011.

(2)	Stock options vest upon our common stock achieving a price of $50 per share for 30 consecutive days between March 5, 2011 and March 5, 2018.

(3)	Stock options vest at the rate of one-third each year, of which one-third vested on March 5, 2010, an additional one-third vested on March 5, 2011 and the remainder will vest on March 5, 2012.

(4)	Stock options vest at the rate of one-third each year, of which one-third vested on March 11, 2011, an additional one-third will vest on March 11, 2012 and the remainder will vest on March 11, 2013.

(5)	RSUs vest at the rate of one-third each year, of which one-third vested on October 8, 2010, an additional one-third will vest on June 15, 2011 and the remainder will vest on June 15, 2012. Dividend equivalents are paid in cash annually.

(6)	Stock options vest at the rate of one-third each year, of which one-third vested on March 5, 2009, an additional one-third vested on March 5, 2010 and the remainder vested on March 5, 2011.

(7)	RSUs vest at a rate of 100% after 48 months with a vesting date of July 17, 2013. Dividend equivalents are paid in cash annually.

(8)	Stock options vest at the rate of one-third each year, of which one-third vested on April 15, 2009, an additional one-third vested on April 15, 2010 and the remainder will vest on April 15, 2011.

(9)	13,000 RSUs vest at a rate of 100% after 36 months with a vesting date of April 15, 2011. 30,000 RSUs vest at a rate of 100% after 36 months with a vesting date of August 10, 2013. Dividend equivalents are paid in cash annually.

(10)	RSUs vest at a rate of 100% after 36 months with a vesting date of August 10, 2013. Dividend equivalents are paid in cash annually.

Option Exercises and Stock Vested

The following table presents information regarding stock option exercises and the vesting of RSU awards during 2010 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ms. Jung	243,013	2,697,760	76,316		2,382,967
Mr. Cramb			165,541	(1)	5,254,268
Mr. Herington			86,100		2,591,223
Ms. Rucker
Mr. Owen	38,710	509,571	9,491		296,356

(1)	115,541 of these shares were deferred into the Avon Products, Inc. Deferred Compensation Plan, which is described below under “Nonqualified Deferred Compensation”.

Pension Benefits

The following table presents information on our defined benefit pension plans and supplemental executive retirement plans as of December 31, 2010 for each of our named executive officers. No pension benefits were paid to these named executive officers during 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Present Value of Accumulated Benefit at Age 65 ($)(2)

Ms. Jung	Avon Products, Inc. Personal Retirement Account Plan (PRA)(3)	17.000	484,697	341,033
	Supplemental Executive Retirement Plan of Avon Products, Inc. (SERP)(4)	17.000	14,394,293	10,252,087

Mr. Cramb	PRA(5)	5.167	91,747	91,747
	Benefit Restoration Pension Plan of Avon Products, Inc. (BRP)(5)	5.167	415,430	415,430

Mr. Herington	PRA(5)	4.833	73,750	73,750
	BRP(5)	4.833	256,750	256,750

Ms. Rucker	PRA(5)	2.833	41,727	41,727
	BRP(5)	2.833	102,711	102,711

Mr. Owen	PRA(3)	30.583	1,447,684	647,779
	BRP(6)	30.583	3,076,042	1,432,829

(1)	The amounts in this column represent the present values of the accumulated benefits based on an assumed retirement date equal to the earliest date the named executive officer may retire without any benefit reduction. The assumed retirement date for Ms. Jung is December 1, 2018, her Rule of 85 retirement date (age plus years of credited service equal to 85 or greater), which is the earliest date at which she may retire and have benefits under the Old Plan benefit formula of the PRA (as described further below) and under the SERP without any benefit reduction, assuming that she received Company approval to retire prior to age 62. The assumed retirement date for Mr. Owen is November 1, 2011, his Rule of 85 retirement date under the Old Plan benefit formula of the PRA and BRP without any benefit reduction. Mr. Cramb, Mr. Herington and Ms. Rucker do not participate in the Old Plan benefit formula of the PRA, nor do they participate in the SERP. They do however participate in the cash balance benefit formula of the PRA and the BRP. The cash balance formula has no actuarial reductions for early retirement. Their assumed retirement dates are all their normal retirement ages of 65.

(2)	The amounts in this column represent the present value of accumulated benefits payable based on an assumed normal retirement age of 65.

(3)	As described under “Avon Products, Inc. Personal Retirement Account Plan” below, Ms. Jung and Mr. Owen are entitled to a benefit under the PRA cash balance benefit formula or the Old Plan benefit formula, whichever is greater. Amounts under the Old Plan benefit formula are presented above because this formula provides a greater benefit than the cash balance benefit formula. The present value of the PRA benefits shown above is equal to the accumulated benefit payable as of the assumed retirement date based on the PRA benefit formula and reflecting credited service and pay up to the Internal Revenue Code limits for tax-qualified plans through June 30, 2008. Benefit accruals under the Old Plan benefit formula were frozen under the PRA as of June 30, 2008. For Ms. Jung, because accrued benefits under the Old Plan benefit formula are frozen as of June 30, 2008, only 14.5 years of credited service are used when calculating the benefit. For Mr. Owen, only 28.0833 years of credited service are used when calculating the benefit. However, for the limited purpose of attaining early retirement or Rule of 85 retirement under the PRA, all credited service is included and that number is reflected in the table above. The benefit payments were discounted from the assumed retirement date, back to December 31, 2010, at a rate of 4.80% per annum.

(4)	The present value of the SERP benefits payable to Ms. Jung is equal to the accumulated benefits payable as of the assumed retirement date based on the SERP benefit formula and reflecting credited service and pay in excess of Internal Revenue Code limits for tax-qualified plans through December 31, 2010. Pay also includes bonus amounts in excess of 100% of target bonus. All years of service are used when calculating the accrued benefit. The benefit payments were discounted from the assumed retirement date back to December 31, 2010 at a rate of 4.80% per annum. Ms. Jung will receive 80% of her SERP benefit paid as a lump sum and the remaining 20% in five annual installments. The lump sum amount is determined based on an interest rate of 4.80% and the applicable Internal Revenue Code mortality table. The optional form of benefit is determined based on an interest rate of 3.55% and the GAR Unisex mortality table.

(5)	The present values of the accrued PRA and BRP benefits are equal to the PRA and BRP cash balance benefits as of December 31, 2010, projected to the normal retirement age of 65 based on an interest crediting rate of 5.00% per annum and discounted back to December 31, 2010 at a rate of 4.80% per annum. Mr. Cramb will receive 100% of his BRP benefit in five annual installments. Mr. Herington and Ms. Rucker will each receive their BRP benefits in the form of an 80% lump sum and 20% in 60 consecutive monthly installments. On December 31, 2010, the actual cash balance account balances were for Mr. Cramb: $91,660 under the PRA and $415,034 under the BRP, for Mr. Herington: $71,808 under the PRA and $249,988 under the BRP and for Ms. Rucker: $40,083 under the PRA and $98,664 under the BRP. Due to the difference between the assumed interest crediting rate of 5.00% and the FAS discount rate of 4.80%, the December 31, 2010 cash balance accounts are less than the amounts disclosed in the table above. As of December 31, 2010, Ms. Rucker was not vested in the PRA or BRP.

(6)	The present value of the BRP benefits payable to Mr. Owen is equal to the accumulated benefits payable as of the assumed retirement date based on the BRP benefit formula and reflecting credited service and pay in excess of Internal Revenue Code limits for tax-qualified plans through June 30, 2008 only, because like the PRA the BRP “Old Plan” benefit formula was frozen as of June 30, 2008. The benefit payments were discounted from the assumed retirement date back to December 31, 2010 at a rate of 4.80% per annum. Mr. Owen will receive 80% of his BRP benefit paid as a lump sum and the remaining 20% in five annual installments. The lump sum amount is determined based on an interest rate of 4.80% and the applicable Internal Revenue Code mortality table. The optional form of benefit is determined based on an interest rate of 3.55% and the GAR Unisex mortality table.

Avon Products, Inc. Personal Retirement Account Plan

The Avon Products, Inc. Personal Retirement Account Plan (PRA) is a tax qualified defined benefit pension plan that is generally available to our eligible employees who have completed one year of service.

The PRA provides two separate benefit accrual formulas. For employees first employed on or after July 1, 1998 (which includes all of our named executive officers other than Ms. Jung and Mr. Owen), the PRA has a cash balance benefit accrual formula, which provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each month. The interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 5%). The basic credit is an employer contribution based upon a percentage of eligible compensation earned. The percentage of eligible compensation differs depending upon the number of points a participant has earned. Points are determined by adding the participant’s vesting service and attained age as of the last day of the prior plan year. Basic credits are determined as follows:

Participant Points	Percentage of Compensation Up to Social Security Wage Base*	Percentage of Compensation Over Social Security Wage Base*
<30	3.0%	4.50%
30-39	3.5%	5.25%
40-49	4.0%	6.00%
50-59	4.5%	6.75%
60-69	5.0%	7.50%
70-79	5.5%	8.25%
80-89	6.0%	9.00%
90 or more	6.5%	9.75%

*	$106,800 in 2010. Compensation is generally defined as salary and annual bonus (not in excess of the target bonus amount), subject to the maximum permitted under Internal Revenue Code regulations. Long-term equity compensation is not included.

Generally, employees first employed on or before June 30, 1998 (which includes Ms. Jung and Mr. Owen) are entitled to a benefit under the Old Plan formula if it provides a greater benefit than the cash balance formula. Because the benefits under the Old Plan formula are greater than those provided under the cash balance benefit formula for Ms. Jung and Mr. Owen, they are discussed herein. The Old Plan formula provides a single life (or 50% joint and survivor for married couples) annuity benefit at normal retirement age of 65 equal to (i) 1.75% of average final compensation multiplied by years of service not in excess of 10, plus (ii) 1.5% of average final compensation multiplied by years of service in excess of 10, minus (iii) 1.25% of the participant’s estimated Social Security benefit multiplied by years of credited service. Average final compensation is defined as a participant’s average compensation over the highest paid five years out of the last 10 years of credited service. No additional benefits have accrued under the Old Plan formula since June 30, 2008, which means that no compensation earned or credited service performed after June 30, 2008 will be used when calculating the Old Plan benefit. However, credited service after June 30, 2008 is credited for determining early retirement eligibility for these frozen Old Plan benefits. The Internal Revenue Code Section 415(b) limits in effect on the actual retirement date will be used to limit the benefit, if necessary.

A participant entitled to the Old Plan benefit may retire early after attaining age 55 with 15 years of credited service and receive the retirement benefit reduced by 1/12 of 3% for each of the first 60 months by which the early retirement benefit commences prior to attainment of age 65 and by 1/12 of 5% for each month in excess of the next 60 months by which the early retirement benefit commences prior to attainment of age 65. If a participant retires after his or her age and years of credited service total 85 (Rule of 85), the retirement benefit is not reduced for payment prior to age 65 except that the Social Security offset component of the Old Plan benefit formula is reduced by 1/12 of 3% for each of the first 60 months by which the benefit commences prior to age 65 and 1/12 of 5% for each month in excess of the next 60 months by which the benefit commences prior to age 65. If a participant continues to work after attaining the Rule of 85 date, the early retirement subsidy reduces annually.

A participant must complete three years of service in order to be vested in the PRA benefit (no more than twenty-nine months of service while on disability leave will be included). Participants who are under the cash balance benefit formula may receive the PRA benefit upon request as soon as practicable after termination of employment, which occurs following a salary continuation period for those employees receiving severance benefits. Retirement benefits may be paid, at the request of a participant, as a lump sum or annuity or various forms of joint and survivor annuities. None of our named executive officers have selected the form of payment of their PRA benefits.

Benefit Restoration Pension Plan of Avon Products, Inc.

The Benefit Restoration Pension Plan of Avon Products, Inc. (BRP) is a nonqualified defined benefit pension plan available to a select group of management or highly compensated employees whose benefits under tax qualified plans, such as the PRA, are limited by the Internal Revenue Code maximum benefit limit for tax qualified plans, such as our PRA. The BRP was established to provide participants with the retirement benefits to which they were entitled under the PRA but may not be paid as a result of Internal Revenue Code limits.

Generally, the same definitions under the PRA for compensation, average final compensation and service apply to the BRP, except that the compensation and benefit limits under the Internal Revenue Code for qualified plans are disregarded. The same benefit accrual formulas also apply, including calculations under the Old Plan and cash balance formulas. In addition, the same rules regarding calculation for early retirement or Rule of 85 benefits apply for participants under the Old Plan formula. As with the PRA, no additional benefits have accrued under the Old Plan formula after June 30, 2008. However, service after June 30, 2008 is credited to determine early retirement eligibility for these frozen Old Plan formula benefits.

If a participant receives salary continuation, the salary continuation period is credited to the participant at the time of the termination to match the service crediting rules of the PRA. In addition, if an eligible participant under the Change in Control Policy is terminated after a change in control, such participant is credited with an additional two years of service and age at the time of the termination of employment. In order to determine the BRP benefit, the amount payable under the PRA is subtracted from the amount calculated under the BRP and the BRP pays out the excess. Benefits are paid from our general assets. The default form of BRP benefit is paid 80% in a lump sum cash payment and 20% in 60 monthly installments. Our named executive officers will receive their benefits in the forms disclosed in Footnotes 5 and 6 above.

Supplemental Executive Retirement Plan of Avon Products, Inc.

The Supplemental Executive Retirement Plan of Avon Products, Inc. (SERP) is a nonqualified defined benefit plan that was established in 1982 to provide additional pension benefits for selected senior officers. Participants were selected by the Compensation Committee; however, no participants have been added since 2002 and the SERP is now closed to new participants. Given her tenure with the Company, Ms. Jung is the last remaining active participant in the SERP and her participation is pursuant to the terms of her employment agreement.

The SERP provides a retirement benefit at normal retirement age of 65 equal to (i) 2% of the participant’s average final compensation multiplied by years of service not in excess of 25 years, plus (ii) 1% of the participant’s average final compensation multiplied by years of service in excess of 25 years, minus (iii) benefits payable under the PRA. Unlike the Old Plan formula under the PRA and BRP, the SERP benefit continues to accrue after June 30, 2008. A participant who qualifies for early retirement may also receive benefits prior to age 65 under the SERP, reduced in the same manner as provided under the PRA. A participant who qualifies for Rule of 85 benefits under the PRA has unreduced benefits under the SERP. Ms. Jung will be 60 years old when she attains her Rule of 85 milestone on December 1, 2018. Service calculations under the SERP are similar to the credited service model used in the Old Plan formula of the PRA except that (i) the Compensation Committee may add additional years of service for a participant and (ii) service is limited to 35 years. The Compensation Committee has not added any additional years of service for Ms. Jung.

In contrast to the PRA and BRP, the definition of compensation under the SERP includes all annual bonuses paid to a participant without being limited to the target amount of the bonus and “average final compensation” means the average of the highest three years of compensation in the last five years of service rather than the average of the highest five years during the last ten years of service. Long-term equity compensation is not included.

In general, SERP benefits are subject to forfeiture if a participant discloses confidential information, or accepts employment by a competitor within three years of termination of employment or is convicted of a crime for fraud or dishonesty involving us. In addition, if a participant declines retirement at our request or retires prior to age 62 without our approval, SERP benefits may also be forfeited. In the event that her SERP benefits are forfeited, Ms. Jung’s benefits will be calculated as if she received benefits under the BRP in the same form as her SERP benefits.

Nonqualified Deferred Compensation

The following table provides information relating to deferrals of compensation by our named executive officers under our nonqualified Deferred Compensation Plan (“DCP”). None of the named executive officers received distributions or made withdrawals of nonqualified deferred compensation amounts during 2010.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Ms. Jung	67,574	50,681	(108,451)	10,448,193
Mr. Cramb	3,701,221	21,467	(270,603)	4,618,820
Mr. Herington	119,504	21,511	19,027	592,531
Ms. Rucker	0	0	0	0
Mr. Owen	17,864	13,398	19,362	302,288

(1)	Other than deferrals of vested RSU awards by Mr. Cramb that are reported in the Option Exercises and Stock Vested Table, amounts under these columns are included in the Summary Compensation Table.

(2)	Reflects our matching contributions to excess 401(k) plan deferrals.

(3)	There are no amounts in this column that are reported in the Summary Compensation Table. Amounts for Ms. Jung and Mr. Cramb reflect losses attributable to depreciation in the value of their deferred RSUs and Avon Stock Unit Fund holdings.

(4)	The following amounts included in this column have been previously reported in our Summary Compensation Tables in prior years: $6,156,128 for Ms. Jung; $1,916,519 for Mr. Cramb; and $251,089 for Mr. Herington.

Avon Products, Inc. Deferred Compensation Plan

The following sources of compensation may be deferred into the DCP:

•	Base Salary—up to 50% of annual salary;

•	Annual Bonus—all or part of the annual bonus payable under our annual incentive plans;

•	Long-Term Incentive Cash Award—all or part of the long-term cash award payable under our long-term incentive plans;

•

Excess 401(k) Plan Deferrals—up to 25% of the portion of base salary in excess of the maximum compensation limit under our 401(k) Plan ($245,000 for 2010). In addition, we contribute an amount equal to the match we would have made to the 401(k) Plan if pre-tax participant contributions had been permitted; and

•	Restricted Stock Units—all or a portion of vested RSUs, which would be reported in the table above for the year in which any RSU vests.

In general, participants must make their deferral elections prior to the year in which they perform services for which the compensation is being deferred.

Investment of Deferred Compensation

Deferred compensation amounts, other than deferrals of RSUs, are hypothetically invested in one or more of three investment choices as selected by the participant:

•

Fixed Rate Fund—credited each month with imputed interest at an annual rate that we establish. We determine the rate annually, and for 2010, the rate was set at 4.82%, or 120% of the long-term federal rate as of November 2009;

•	Standard & Poor’s 500 Stock Index Fund; and

•	Avon Stock Unit Fund—hypothetically invested in Avon stock with dividends credited.

Deferrals of RSUs are allocated to a restricted stock account and are held as hypothetical shares of Avon stock with dividends paid annually to the participant.

Plan Accounts and Distributions

Each participant may direct the allocation of compensation deferred to (i) a Retirement/Termination Account, which provides for payments after termination of employment, or (ii) up to two In-Service Accounts, which provide for payments during continued employment. Participants are fully vested in their DCP accounts.

Payments under the DCP are made from our general assets. Retirement/Termination Accounts are payable upon retirement or other termination of employment in a lump sum or up to 15 annual installments, as elected by the named executive officer at the time of the initial deferral election. Distribution election changes for Retirement/Termination Accounts relating to amounts deferred after 2004 will delay payment for at least five years after the original payment date. All In-Service Accounts are payable in a lump sum or in up to five annual installments, as irrevocably elected at the time of initial deferral election. In the event of death prior to full distribution of the accounts, the undistributed amount will be paid to the participant’s beneficiary.

Withdrawals relating to amounts deferred prior to 2005 may be made prior to the scheduled distribution date upon a demonstration of financial hardship or at any time subject to a 10% penalty on the amount withdrawn. Withdrawals relating to amounts deferred after 2004 may be made prior to the scheduled distribution date only upon demonstration that an unforeseeable emergency has occurred.

Potential Payments Upon Termination of Employment or Change in Control

We have entered into individual agreements and maintain certain plans and arrangements that provide for payments to our named executive officers upon termination of employment or a change in control as set forth below. In March 2010, the Committee adopted a uniform change in control policy applicable to senior officers at or above the senior vice president level who serve on our Executive Committee, other than Ms. Jung, for whom the terms of her employment agreement will continue to apply. The policy supersedes individual arrangements upon a change in control, if any (other than for Ms. Jung), and is intended to ensure consistency, including to provide benefits conditioned on a double-trigger. Please refer to the “Compensation Discussion and Analysis—Additional Information—Post-Termination Payments” on page 39 and to the description below for further information on the policy.

Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination

CEO

In the event that we terminate Ms. Jung’s employment other than for cause or disability, or if she terminates for reasons of constructive termination, Ms. Jung would be entitled to receive:

•	three times base salary at the rate in effect on the date of termination of employment payable as follows:

(1)	a lump sum amount payable in the seventh month after the date of termination equal to (a) the present value of 12 months of base salary (discounted at the one-year treasury bill rate), plus (b) 6 months of base salary;

(2)	18 months of base salary paid on a regular biweekly basis beginning 7 months after her date of termination;

•	an amount payable in the seventh month after the date of termination equal to her annual target bonus for the year of termination;

•

if the termination of employment occurred on or after August 1st of the year of termination, a prorated bonus based on her earned salary for the year of termination (not to exceed her target bonus award for such year of termination), payable in the calendar year following the year of termination; and

•

a lump sum amount payable in the seventh month after the date of termination equal to the cost of 24 months of medical, dental, disability, and travel accident coverage for Ms. Jung, her spouse and her eligible dependents.

Ms. Jung could generally terminate for reasons of constructive termination upon the following events: (i) a reduction in her base salary; (ii) a reduction in her annual target bonus opportunity (excluding annual reductions up to 10% that apply to all our officers); (iii) a change of more than 25 miles in her office location; (iv) demotion to an office below Chief Executive Officer; (v) a material reduction in her employee benefit programs (unless applicable to all our officers); or (vi) our failure to obtain the assumption of Ms. Jung’s employment agreement by any successor to us.

In the event of involuntary termination without cause, a pro rata portion of her restricted stock units would vest and be payable in accordance with the terms of the individual award agreements, and her stock options would continue to vest and be exercisable for 24 months. See “Outstanding Equity Awards at Fiscal Year-End” on page 44. She would be entitled to participate for two years after the date of termination in our life and accidental death insurance programs and the Supplemental Life Plan (SLIP). Ms. Jung would also receive two additional years of credited service under our Supplemental Executive Retirement Plan (SERP) for purposes of calculating the SERP benefit.

Ms. Jung would be required to sign a release of all claims in order to receive severance benefits. The severance benefits are also subject to non-competition, non-solicitation, and cooperation provisions which, if violated, would cause forfeiture of the remaining benefits.

Non-CEO

In the event that we terminate any of our other named executive officers’ employment other than for cause or disability, we would continue to pay his or her base salary at the rate in effect on the termination date for 24 months, except that the first payment (equivalent to seven months at such rate) would not occur until the seventh month following the date of termination.

In the event of involuntary termination without cause, the named executive officers’ stock options would continue to vest and be exercisable during the salary continuation period. In addition, a pro rata portion of their restricted stock units would vest and be payable in accordance with the terms of the individual award agreements. See “Outstanding Equity Awards at Fiscal Year-End” on page 44. Personal auto insurance and excess liability insurance premiums are not provided upon termination of employment.

The named executive officers’ accrued benefits under the PRA accrue interest credits for additional years of service during his or her salary continuation period and they are credited with additional years of service under the BRP at termination. Mr. Owen also accrues service for the limited purpose of attaining a retirement milestone under the Old Plan benefit formula of the PRA and BRP. Each of them would also be entitled to continuing coverage under our medical, dental, and life insurance programs and the SLIP during his or her salary continuation period.

In addition, we would generally continue to provide each of our named executive officers the perquisites he or she currently receives as described in the Summary Compensation Table for the following periods, as applicable: three months of a transportation or car allowance; financial planning and tax preparation services through the end of the calendar year in which his or her salary continuation period ends; home security until the end of his or her annual contract; and an executive health exam for up to three months after termination.

Terminated employees are required to sign a release of all claims in order to receive severance benefits. The severance benefits are also subject to non-competition, non-solicitation, non-disparagement, cooperation and confidentiality provisions which, if violated, would cause forfeiture of the remaining benefits.

If Ms. Rucker voluntarily terminates employment for “good reason,” she would be entitled to the payments and benefits described in this section, other than with respect to equity awards. “Good reason” is defined as the loss of her job title or a material reduction in duties, authority, responsibilities or reporting relationship (no longer reporting to the CEO). Prior to termination for good reason, Ms. Rucker is required to provide the Company with notice and an opportunity to cure the condition that caused the proposed resignation.

Disability

In the event of termination of a named executive officer for disability, he or she would be entitled to receive benefits under our disability plan, which provides for 100% of base pay for six months (excluding the first week of disability during which no pay is provided) and 50% of base pay thereafter for the duration of his or her disability until age 65 (or if the disability occurred after age 60, for at least five years, but no later than age 70). Each named executive officer’s stock options would continue to vest and be exercisable, and all of their restricted stock units would vest and be settled, in accordance with the terms of the individual award agreements. See “Outstanding Equity Awards at Fiscal Year-End” on page 44.

All of our named executive officers would continue to participate in the PRA for up to 29 months while disabled, and our named executive officers (other than Ms. Jung) would also continue to participate in the BRP for up to 29 months while disabled. Each of them would also be entitled to continuing coverage under our SLIP. Ms. Jung would continue to participate in the SERP for up to 29 months, and she and her dependents would be covered for two years after termination of employment under our life insurance, accidental death and travel accident benefit programs. In the seventh month following her date of termination, Ms. Jung would receive a cash payment equal to the monthly cost of medical, dental coverage and travel accident insurance for two years.

Retirement

In the event of a named executive officer’s retirement, his or her stock options would continue to vest and be exercisable, and all of his or her time based restricted stock units would vest and be settled, in accordance with the terms of the individual award agreements. All retention restricted stock units would be forfeited. See “Outstanding Equity Awards at Fiscal Year-End” on page 44. Ms. Jung would also be entitled to an amount equal to the last fiscal year’s bonus, pro rated based on the number of days worked during the year of retirement, through the date of retirement, which would be payable in the year following her retirement date.

Death

In the event of a named executive officer’s death, his or her beneficiary would be entitled to death and life insurance benefits, including benefits under the SLIP. His or her stock options would immediately vest, and all of his or her restricted stock units would vest and be settled, in accordance with the terms of the individual award agreements. See “Outstanding Equity Awards at Fiscal Year-End” on page 44. Ms. Jung’s dependent beneficiaries would also be entitled to receive dependent death benefits payable from the SERP, as well as an amount equal to the last fiscal year’s bonus, pro-rated based on the number of days worked during the year of death through the date of death (payable 30 days after her death).

Change in Control—Involuntary Termination of Employment (Other Than For Cause or Disability) or Constructive Termination

CEO

In the event that we terminate Ms. Jung’s employment other than for cause or disability, or if she terminates for reasons of constructive termination, within the three-year period following a change in control, Ms. Jung would be entitled to receive (in lieu of the payments specified under “Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination (CEO)” above):

•	in the seventh month following her termination of employment, a lump sum cash payment of:

(1)	three times her annual base salary at the rate in effect on the change in control date or termination date, whichever is greater, minus the present value (discounted at the one-year treasury bill rate) of 24 months of her annual base salary at the rate in effect on the change in control date or termination date, whichever is greater; plus

(2)	six months of base salary; plus

(3)	300% of the greater of (a) the annual bonus she earned for the calendar year ending prior to the change in control or (b) the annual bonus she earned during the calendar year of the change in control; plus

(4)	300% of the present value of one year of fringe benefits (including perquisites) (discounted at the one-year treasury bill rate); plus

(5)	the excess, if any, of (a) the maximum amount payable for all her outstanding awards under our long-term cash incentive plans during the three-year period following the change in control, assuming achievement of maximum performance goals, over (b) the amount actually paid to her under such plans; plus

(6)	the cost of 36 months of medical, dental, disability and travel accident coverage for Ms. Jung, her spouse and her eligible dependents; plus

(7)	the present value (discounted under FAS 106) of the excess of (i) the pension, retiree life and retiree medical benefits that would have been payable if she had continued in our employ for three years after her termination of employment, over (ii) the pension, retiree life and retiree medical benefits payable at termination of employment, and

•

commencing in the seventh month following her termination of employment, bi-weekly payments of base salary at the rate in effect on the change in control date or termination date, whichever is greater, for the remaining 18 month period.

For purposes of Ms. Jung’s employment agreement, “change in control” means (i) the acquisition by a person or group of beneficial ownership of 20% or more of our outstanding stock; (ii) a change in the composition of the Board that results in a majority of our current directors (or successor directors approved by at least two-thirds of our current directors) not being continuing directors; (iii) approval by our shareholders of a merger, consolidation or sale of substantially all of our assets in a transaction in which our shareholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or (iv) approval by our shareholders of a complete liquidation or dissolution.

Ms. Jung’s employment agreement provides for cash out of her equity awards in accordance with and to the extent permitted by the terms of our plans under which the awards were granted, but only to the extent that cashing out any such award will not violate Section 409A of the Internal Revenue Code. To the extent that such awards are not cashed out pursuant to the terms of such plans, they become fully vested upon the change in control.

In addition, Ms. Jung would be entitled to participate in our life insurance and accidental death and other benefit programs for a period equal to the greater of two years after the date of termination or until the third anniversary of a change in control.

If we terminate Ms. Jung’s employment during a Potential Change of Control for reasons other than for cause or disability, or if she terminates her employment for reasons of constructive termination, and the Potential Change of Control thereafter becomes a Change in Control, Ms. Jung shall be entitled to the change in control benefits set forth above less any payments described under “Involuntary Termination of Employment (other than for Cause or Disability); Constructive Termination (CEO)” above. For purposes of determining whether a change in control has occurred following a Potential Change of Control event, however, a change in control has the meaning set forth in our change in control policy for non-CEO senior officers as described below.

“Potential Change of Control” for purposes of Ms. Jung’s employment agreement means:

•	the commencement of a tender or exchange offer by any third person for 20% or more of the then outstanding shares of common stock or combined voting power of our then outstanding voting securities;

•	the execution of an agreement by the Company, the consummation of which would result in the occurrence of a change in control;

•

the public announcement by any person (including the Company) of an intention to take or consider taking actions which if consummated would constitute a change in control other than through a contested election for directors of the Company; or

•	the adoption by our Board of a resolution to the effect that a Potential Change of Control has occurred.

A Potential Change of Control will be deemed to be pending from the occurrence of the event giving rise to the Potential Change of Control until the earlier of the first anniversary thereof or the date our Board determines in good faith that such events will not result in the occurrence of a change in control.

If any payment is subject to the excise tax imposed by Section 280G of the Internal Revenue Code by reason of a change in control, we have agreed to pay Ms. Jung an additional gross-up payment of any such excise taxes and any income and excise taxes incurred in connection with such reimbursement.

During the three-year period following a change in control or during the pendency of a Potential Change of Control, the amount of Ms. Jung’s annual bonus may not be less than the largest bonus earned or awarded to her for the fiscal year in which the Potential Change of Control or change in control occurs or any of the three fiscal years ending before such occurrence. In addition, during such period, benefits available to Ms. Jung under incentive and savings plans, retirement and death benefit programs, other benefit plans and the perquisite program may not be diminished from the highest level previously provided immediately prior to the Potential Change of Control or within ninety days prior to the change in control date.

Non-CEO

In March 2010, the Compensation Committee adopted a uniform change in control policy applicable to senior officers at or above the senior vice president level who serve on our Executive Committee, including our named executive officers other than Ms. Jung, for whom the terms of her employment agreement will continue to apply. The policy supersedes prior individual change in control arrangements with these senior officers and is intended to ensure consistency. We have designed this policy based on competitive practice, with the objective of attracting senior level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations.

The policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years after a change in control, which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times base salary, two times the target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years, as well as two additional years of service and age credits under our BRP. In the case of Mr. Owen, additional years of service are credited for the limited purpose of attaining a retirement milestone under the Old Plan formula of the PRA and BRP. “Change in control” generally means an event that would be considered a change in control under Section 409A of the Internal Revenue Code and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;

•

a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

a sale of a substantial portion of the Company’s assets (40% or more of the total value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity at least 50% owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for Company stock.

In the event of a change in control, the 2010 Stock Incentive Plan provides that, except as provided in an employment agreement, unvested stock options and restricted stock unit awards that remain payable in our stock or that are assumed or otherwise replaced by the acquiring or surviving entity in the change in control transaction will become fully vested and payable if termination of employment occurs for one of the following reasons within two years after the change in control (“double trigger”): death or disability; involuntary separation of employment without cause; or termination by the named executive officer for “Good Reason” as defined in the 2010 Stock Incentive Plan. If the awards are no longer payable in our stock, and are not assumed or replaced in the change in control transaction, the awards become fully vested and payable upon the change in control. Awards subject to the achievement of performance goals will be fully vested and valued as if the performance goals had been achieved at target.

For awards granted under plans prior to the implementation of our 2010 Stock Incentive Plan, stock options would immediately vest and restricted stock units would be settled upon a change in control.

Other Plans

In the event of termination from the Company, the named executive officers would generally be entitled to receive amounts payable under our pension plans and deferred compensation plans. See “Pension Benefits” beginning on page 46 and “Nonqualified Deferred Compensation” beginning on page 50.

The named executive officers participate in our Executive Incentive Plan which provides annual and long-term incentive bonus opportunities if performance goals selected by the Compensation Committee are achieved over the performance period. Under the annual incentive program, a participant who is involuntarily terminated without cause on or after August 1 of a fiscal year, or dies, becomes disabled or retires during the fiscal year, is entitled to a prorated annual incentive award for such fiscal year provided that the performance goals have been satisfied, subject to the discretion of the Compensation Committee. Under the 2008-2010 long-term cash incentive program, a participant who is involuntarily terminated without cause on or after January 1, 2009, or dies, becomes disabled or retires during the performance period, is entitled to a prorated long-term cash incentive award provided that the performance goals have been satisfied, subject to the discretion of the Compensation Committee. In the event of a change in control during the first half of the long-term performance period, the award is calculated as if the performance measures had been achieved at target and is prorated. If the change in control occurs during the second half of the performance period, the award is calculated as if the performance measures had been achieved at target, but not pro-rated.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth the estimated incremental payments and benefits that would be payable upon termination of employment or a change in control, assuming that the triggering event occurred on December 31, 2010 for each of our named executive officers. These amounts exclude earned amounts, such as accrued amounts under compensation and benefits plans described previously in this Proxy Statement (including under “Other Plans” above), which are not contingent upon a termination or a change in control. The valuation of equity awards is based upon a stock price of $29.06 on December 31, 2010.

Name	Involuntary or Constructive Termination ($)		Disability ($)(1)(2)	Retirement ($)(2)		Death ($)(2)(3)		Change in Control ($)(4)	Involuntary or Constructive Termination Following a Change in Control ($)(5)
Ms. Jung	18,589,563	(6)	17,975,789	9,917,633	(7)	11,103,393	(7)	9,761,227	52,950,316	(8)
Mr. Cramb	3,954,522	(9)	7,088,078	1,999,625		5,505,625		5,693,125	3,029,043	(10)
Mr. Herington	4,070,584	(9)	8,603,990	1,733,009		4,657,809		4,702,392	2,790,371	(10)
Ms. Rucker	2,858,813	(9)	7,352,893	1,422,578		3,033,125		1,866,505	3,050,931	(10)
Mr. Owen	4,809,848	(9)	6,854,445	1,049,802		2,521,602		1,494,680	5,289,528	(10)

(1)

Assuming continuation of disability payments until age 65 for all named executive officers except for Mr. Cramb, for whom we have assumed continuation for five years, the present value of disability payments is $7,681,996 for Ms. Jung, $1,936,490 for Mr. Cramb, $4,357,605 for Mr. Herington $4,800,962 for Ms. Rucker and $2,961,113 for Mr. Owen, based on a discount rate of 2.95%. Assuming Ms. Jung commences her benefit immediately, the present value of the additional pension benefits earned under the PRA and the SERP while on disability for up to 29 months by Ms. Jung is $3,401,626, assuming a discount rate and a lump sum rate of 4.80%. Assuming each named executive officer commences his or her benefit immediately, the present value of the additional pension benefits earned under the PRA and the BRP while on disability for up to 29 months is $245,589 for Mr. Cramb, $188,202 for Mr. Herington, $118,432 for Ms. Rucker and $1,971,356 for Mr. Owen, assuming a discount rate and a lump sum rate of 4.80%. The value of continued coverage under our group life and accidental death insurance plan for 29 months, assuming a discount rate of 4.95%, is $374. We would pay Ms. Jung the value of two years of medical, dental, and travel accident insurance equal to $17,752 and the value of continued coverage under our group life and accidental death insurance plan for two years equal to $314, assuming a discount rate of 4.95%, an annual health care trend rate of 7.75% and a dental trend rate of 5.00%. Ms. Rucker’s cash balance benefit in the PRA and the BRP of $138,747 would become 100% vested during the disability period and would be payable at the end of the disability period.

(2)	The value of stock options that would continue to vest (or immediately vest, in the case of death) is $6,873,727 for Ms. Jung, $1,999,625 for Mr. Cramb, $1,733,009 for Mr. Herington, $1,044,798 for Ms. Rucker and $1,049,802 for Mr. Owen. The total value of the RSUs that would immediately vest is $0 for Ms. Jung, $2,906,000 for Mr. Cramb, $2,324,800 for Mr. Herington, $1,249,580 for Ms. Rucker and $871,800 for Mr. Owen (except in the case of retirement, $0 for Mr. Cramb, $0 for Mr. Herington, $377,780 for Ms. Rucker and $0 for Mr. Owen). In the case of retirement or disability, the RSUs would not be settled until the original vesting date in accordance with the terms of the individual award agreement.

(3)	Ms. Jung would receive a $750,000 supplemental life insurance benefit and each of the other named executive officers would receive a $500,000 supplemental life insurance benefit. In addition, each named executive officer would receive a group life insurance benefit of $100,000. Ms. Jung’s beneficiaries and dependent children would receive additional death benefits of $335,760 from the SERP. Ms. Rucker’s cash balance benefit in the PRA and BRP of $138,747 would become vested and payable upon death in accordance with the plans.

(4)	The value of stock options granted under the 2005 Stock Incentive Plan that would immediately vest is $6,873,727 for Ms. Jung, $1,999,625 for Mr. Cramb, $1,733,009 for Mr. Herington, $1,044,798 for Ms. Rucker and $1,049,802 for Mr. Owen. The total value of the RSUs that would immediately vest is $0 for Ms. Jung, $2,906,000 for Mr. Cramb, $2,324,800 for Mr. Herington, $377,780 for Ms. Rucker and $0 for Mr. Owen. We have assumed for the purposes of this column that unvested awards under the 2010 Stock Incentive Plan have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control so that they would be paid upon involuntary or constructive termination of employment following a change in control. Bonus amounts include $2,887,500 for Ms. Jung, $787,500 for Mr. Cramb, $644,583 for Mr. Herington, $443,927 for Ms. Rucker and $444,878 for Mr. Owen.

(5)	The amounts in this column would be paid in addition to the amounts set forth in the “Change in Control” column in the event of involuntary or constructive termination following a change in control.

(6)	We would pay Ms. Jung a cash severance amount over a two-year period of $4,116,249 and $4,841,622 in a lump sum (which would include the value of two years of medical, dental, disability and travel accident coverage equal to $29,122, assuming a discount rate of 4.95%, an annual health care trend rate of 7.75% and a dental trend rate of 5.00%, as well as bonus amounts equal to $4,812,500). The value of stock options that would continue to vest is $6,873,727. The value of her continued coverage under our group life and accidental death insurance plans for a two-year period is $314, assuming a discount rate of 4.95%. The value of SLIP benefits during the two-year period is $2,646, based on the expected term costs for the face value provided using the RP-200 mortality table. Assuming Ms. Jung commences her benefit immediately, the present value of two additional years of service under the SERP is $2,755,005, based on a SERP discount rate and a lump sum rate of 4.80%.

(7)	Ms. Jung would also be entitled to receive $ 3,043,906, which is equal to last year’s annual bonus amount.

(8)

Payments to Ms. Jung would be subject to the excise tax imposed by Section 280G of the Internal Revenue Code. We would pay $21,040,057 to Ms. Jung as a gross-up payment, based on the assumption of a 35% federal income tax rate, a 1.45% Medicare tax rate, a 8.97% state income tax rate and a 3.876% local income tax rate. We would pay Ms. Jung a cash amount over a two-year period of $4,131,840 and $20,673,246 in a lump sum (which would include the value of three years of medical, dental, disability, and travel accident coverage equal to $44,243, as well as $20,269,218 in bonus amounts and $359,785 for fringe benefits). The value of the SLIP benefits during the three-year period is $4,169, based on expected term costs for the face value provided using the RP-2000 mortality table. Assuming Ms. Jung commences her pension benefit immediately, the present value (discounted under FAS 87) of the excess of the pension, retiree life and retiree medical benefits that would have been payable if she had continued in our employ for three years after her termination of employment, over such benefits payable at termination of employment, is $7,100,527, assuming a discount rate of 4.95%. The value of continued coverage under our group life and accidental death insurance plans for a three-year period is $477, assuming a discount rate of 4.95%.

(9)	We would pay a cash severance amount over a two-year period of $1,500,000 to Mr. Cramb, $1,450,000 to Mr. Herington and $1,180,000 to Ms. Rucker and $1,100,000 to Mr. Owen. The value of stock options that would continue to vest is $1,999,625 for Mr. Cramb, $1,733,009 for Mr. Herington, $1,044,798 for Ms. Rucker and $1,049,802 for Mr. Owen. The value of the RSUs that would immediately vest is $396,262 for Mr. Cramb, $823,357 for Mr. Herington, $432,674 for Ms. Rucker and $96,857 for Mr. Owen. The value of continued coverage for a two-year period under our medical and dental plans is $22,070 for Mr. Cramb, $33,194 for Mr. Herington, $33,194 for Ms. Rucker and $33,194 for Mr. Owen, based on current costs and assuming an annual health care trend rate of 7.75%, an annual dental trend rate of 5.00% and a discount rate of 4.95%. The value of continued coverage under our group life plan for a two year period is $292 for each of these named executive officers, assuming a discount rate of 4.95%. The value of SLIP benefits during the two-year period is $6,681 for Mr. Cramb, $1,885 for Mr. Herington, $898 for Ms. Rucker and $2,151 for Mr. Owen based on the expected term costs for the face value provided using the RP-2000 mortality table. The value of interest accrued for an additional two years of service under the PRA and the BRP is $0 for Mr. Cramb, Mr. Herington and Ms. Rucker due to the difference between the assumed interest crediting rate of 5.00% and the FAS discount rate of 4.80%. The value of additional benefits accrued under the PRA and BRP for Mr. Owen is $2,468,052. The value of the perquisites that we would continue to provide is $29,591 for Mr. Cramb (which includes a $26,875 cash perquisite allowance), $28,847 for Mr. Herington, $28,210 for Ms. Rucker and $29,750 for Mr. Owen. Ms. Rucker’s cash balance benefit in the PRA and the BRP of $138,747 would become 100% vested during the severance period.

(10)	Mr. Cramb would receive a total cash payment of $3,000,000. Such amount will be paid as a lump sum payment of $1,990,000, with the remaining amounts payable bi-weekly over a two year period beginning not earlier than the seventh month following the termination. Mr. Herington, Ms. Rucker and Mr. Owen will receive lump sum payments of $2,755,000, $2,006,000, and $1,870,000, respectively. All amounts consist of 200% of the sum of the target annual bonus and base salary.

The value of interest accrued for an additional two years of service under the BRP is $0 for Mr. Cramb, Mr. Herington and Ms. Rucker due to the difference between the assumed interest crediting rate of 5.00% and the FAS discount rate of 4.80%. The value of additional benefits accrued under the BRP for Mr. Owen is $2,512,091. The value of continued coverage for a two-year period under our medical and dental plans is $22,070 for Mr. Cramb, $33,194 for Mr. Herington, $33,194 for Ms. Rucker and $33,194 for Mr. Owen, based on current costs and assuming an annual health care trend rate of 7.75%, an annual dental trend rate of 5.00% and a discount rate of 4.95%. The value of continued coverage under our group life plan for a two year period is $292 for each of the named executive officers, assuming a discount rate of 4.95%. The value of SLIP benefits during the two-year period is $6,681 for Mr. Cramb, $1,885 for Mr. Herington, $898 for Ms. Rucker and $2,151 for Mr. Owen. Assuming Ms. Rucker’s termination was part of a substantial reduction in force of at least 10% then Ms. Rucker’s cash balance benefit in the PRA and the BRP of $138,747 would become 100% vested upon her termination. Assuming that unvested awards under the 2010 Stock Incentive Plan have not been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control, the value of RSUs which would become fully vested and payable is $871,800 for each of Ms. Rucker and Mr. Owen.

Compensation and Risk Management Process

A multi-disciplinary management team comprised of senior executives in human resources, legal, internal audit, sales and finance meets at least annually and considers many factors, including governance and oversight of compensation plan and program design as well as global and local compensation policies and programs, together with potential business risks relating thereto. The Compensation Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices. Considered in this review are program attributes deemed to help mitigate risk, including:

•	The use of multiple performance measures, balanced between short- and long-term objectives

•	The Committee’s application of judgment when determining individual payouts

•	The presence of individual payout caps under plans and programs

•	The Committee’s ability to clawback compensation under the Company’s Stock Incentive Plans and the recently adopted compensation recoupment policy

•	The stock ownership guidelines for senior executives to further align executive interests with those of shareholders

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the compensation of our named executive officers as described in the Executive Compensation section of this proxy statement.

Our compensation programs are designed to enable and reinforce our overall business strategy by aligning pay with the achievement of short- and long-term financial and strategic objectives and building shareholder value. The key principle underlying our compensation program is pay for performance. In 2010, 87% of the Chairman and CEO’s and on average 76% of the other named executive officers’ total target annual compensation was “at risk” and variable based on performance that is directly related to financial and non-financial factors that measure our progress against business strategy or to the Company’s stock performance.

Our performance in 2010 was a tale of two halves, as we had a strong first half that was offset by weakness in the second half. Looking ahead, we are addressing execution challenges that dampened our second-half 2010 performance. Overall, despite our performance in the second half of 2010, we delivered full-year results of 6% revenue growth and 7% operating profit growth year over year. In addition, our Active Representatives increased by 4%, beauty sales increased by 6%, and total units sold increased by 1%. In summary, our 2010 financial results did not meet our expectations. Therefore, in alignment with our pay for performance philosophy, our 2010 annual incentive plan paid significantly below target. In addition, the long-term cash incentive plan, which is based on cumulative performance over the three-year period 2008-2010, also paid significantly below target.

The Compensation, Discussion and Analysis, beginning on page 25, describes our executive compensation programs and the decisions made by the Compensation Committee in 2010 in more detail. Key highlights include the following:

•	Approved payouts significantly below target under Avon’s annual incentive plan reflecting 2010 revenue and operating profit results

¡

Ms. Jung proposed that she not receive a 2010 annual incentive bonus given the overall financial performance of the Company and in light of her position as chief executive officer, and the Committee accepted her proposal.

•

Approved payouts significantly below target under the discrete 2008-2010 long-term incentive cash plan to reflect three-year cumulative results that were below target for economic profit largely as a result of the Company’s disappointing 2010 performance but exceeded targets for both Active Representative growth and beauty market share

•	Decided not to grant annual merit-based salary increases to senior officers in 2011, including the named executive officers

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Changed the design of our annual incentive plan for 2011 to emphasize operating margin as a performance measure in addition to revenue to drive profitable growth and performance consistent with investor expectations

•	Redesigned our long-term incentive program for 2011 to:

¡

deliver compensation opportunity in the form of 70% performance-based restricted stock units (PRSUs) and 30% in cash (rather than stock options and cash as in prior years) covering three-year performance periods

¡	feature operating margin as a driver of our cumulative economic profit goal

¡	incorporate overlapping cycles for future periods so that annual earning opportunities are consistent from year to year, encouraging executive retention

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Adopted a clawback policy covering certain executives, including named executive officers, that applies to annual and long-term incentive awards (cash and equity awards) in the event of financial restatements, material incorrect calculation of performance metrics or ethical misconduct

•

Adopted a double-trigger change in control policy covering certain senior officers, including named executive officers (other than the CEO), to ensure consistency in these arrangements and motivate and retain these executives in the event of a potential change in control

•	Discontinued certain perquisites to new executives beginning in 2010

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board recommends a vote in favor of the following advisory resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation, Discussion and Analysis, the compensation tables and related narrative discussion.

The affirmative vote of a majority of the votes cast is required for this proposal to be adopted. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Although the advisory vote is non-binding, the Board and Compensation Committee will review and consider the voting results in connection with our executive compensation program.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3—ADVISORY VOTE ON

FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking an advisory vote from our shareholders on how often the Company should hold an advisory vote on executive compensation similar to Proposal 2. You may vote for every one, two or three years, or you may abstain from voting.

After careful consideration and dialogue with shareholders, the Board recommends that you vote to hold an advisory vote on executive compensation every year. We believe that an annual vote will align with the annual executive compensation disclosures in our proxy statement each year. We also believe that an annual vote is consistent with our practice of seeking input and engaging in discussions with shareholders on executive compensation and corporate governance matters. We understand that some of our shareholders have different views and we look forward to further dialogue on this advisory vote.

In addition, you should note that because the advisory vote on executive compensation occurs after the beginning of the year, and because the various elements of our compensation program are integrated and complement one another, it may not always be feasible or appropriate to change our executive compensation program as a result of an advisory vote in any year by the time of our annual meeting of shareholders in the following year.

The option of one, two or three years that receives the highest number of votes cast will be the frequency of the advisory vote on executive compensation selected by stockholders. Although this advisory vote is non-binding, the Board and Compensation Committee will review and consider the voting results. Notwithstanding the Board’s present recommendation and the voting results, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on the future discussions with shareholders and/or changes to our executive compensation practices and programs.

The Board of Directors recommends that you vote FOR the option of holding an advisory vote on executive compensation every year.

DIRECTOR COMPENSATION

The following table discloses compensation received by our non-management directors during 2010.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Mr. Cornwell	91,000	115,007	6,572	212,579
Ms. Hailey	85,000	115,007	72	200,079
Mr. Hassan	113,000	115,007	72	228,079
Ms. Lagomasino	96,000	115,007	13,072	224,079
Ms. Moore	87,000	115,007	72	202,079
Mr. Pressler	97,000	115,007	72	212,079
Mr. Rodkin	87,000	115,007	13,072	215,079
Dr. Stern	87,000	115,007	11,200	213,207
Mr. Weinbach	95,000	115,007	15,572	225,579
Mr. Fogarty(3)	26,168	126,292	65,672	218,132

(1)	Stock awards (other than for Mr. Fogarty) consist of 3,944 time-based restricted stock units (RSUs), which were granted on May 6, 2010 as part of the annual retainer for non-management directors. The aggregate grant date fair value of the RSUs was determined in accordance with FASB ASC Topic 718. See Note 10 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2010 for a description of the assumptions used in valuing stock awards.

For Mr. Fogarty, amounts reflect the incremental fair value as of May 6, 2010, the date on which his 2009 RSU award was modified in connection with his retirement from the Board. His 2009 award of 4,331 RSUs was modified to accelerate vesting by one day in order to avoid forfeiture following his retirement. No additional shares were granted on the modification date. Upon his retirement, these RSUs were settled.

At fiscal year end, each non-management director held the following aggregate number of stock awards, RSUs and option awards: Mr. Cornwell, 9,563 shares of restricted stock, 10,870 RSUs, and options to purchase 27,000 shares; Ms. Hailey held no stock awards, 9,356 RSUs and no options; Mr. Hassan, 13,079 shares of restricted stock, 10,870 RSUs, and options to purchase 32,000 shares; Ms. Lagomasino, 10,819 shares of restricted stock, 10,870 RSUs, and options to purchase 32,000 shares; Ms. Moore, 25,623 shares of restricted stock, 10,870 RSUs, and options to purchase 32,000 shares; Mr. Pressler, 6,635 shares of restricted stock, 10,870 RSUs, and options to purchase 8,000 shares; Mr. Rodkin, 2,519 shares of restricted stock, 10,870 RSUs, and no options; Dr. Stern, 15,999 shares of restricted stock, 10,870 RSUs, and options to purchase 16,000 shares; Mr. Weinbach, 13,079 shares of restricted stock, 10,870 RSUs, and options to purchase 40,000 shares. Mr. Fogarty held no shares of restricted stock as such awards became fully transferable following his retirement from the Board. He also held no RSUs, which settled in connection with his retirement, and held options to purchase 40,000 shares.

(2)	This column includes payments of life insurance premiums and matches made pursuant to the Avon Foundation Matching Gift Program. Non-management directors are eligible to participate in the Avon Foundation’s U.S. Associate Matching Gift Program on the same terms as Avon Products, Inc. employees. Under this program, the Avon Foundation will match a non-management director’s contribution to a charitable organization up to $15,500 per year. This column includes the following amounts in excess of $10,000, each for matches to charitable organizations: for Ms. Lagomasino, $13,000; for Mr. Rodkin, $13,000; for Dr. Stern, $11,128; for Mr. Weinbach, $15,500; and for Mr. Fogarty, $15,500. In addition, in connection with Mr. Fogarty’s retirement from the Board and in recognition of his long-standing service, a one-time donation of $50,000 was made on his behalf to a charitable organization, which is included in the amounts set forth above.

(3)	Mr. Fogarty retired from the Board on May 6, 2010.

Directors who are officers or employees of us or any of our subsidiaries receive no remuneration for services as a director. In 2010, each non-management director was entitled to an annual retainer of $190,000, consisting of $75,000 in cash plus an annual grant of restricted stock units having a market value as of the date of grant of approximately $115,000 based on the closing price of our common stock on the date of grant. All restricted stock units granted to a non-management director vest on the date of the next Annual Meeting of Shareholders following the date of grant, provided that such non-employee director has served as a member of the Board of Directors for the entirety of his or her annual term. A non-management director is immediately entitled to regular dividend equivalent payments on the restricted stock units but does not have the right to vote on any restricted stock units until settlement.

Equity grants to our non-management directors are made immediately after the Annual Meeting. The date of grant is not scheduled based on the release of material non-public information and we do not time the release of non-public information for the purpose of affecting the value of these equity awards.

In addition to the annual retainer, during 2010 each non-management director received a retainer of $10,000 for membership on the Audit Committee and $6,000 for membership on each other Committee on which he or she serves. Non-management directors appointed to chair a Committee will be paid an additional fee of $10,000 for the Audit Committee, $9,000 for the Compensation Committee and $6,000 for all other Committees. The Lead Independent Director will receive a retainer of $20,000. From time to time we provide directors with complimentary Avon products, such as samples of new product launches.

Pursuant to the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, non-management directors are permitted by individual election to defer all or a portion of their cash fees. Each participant under the Plan may elect to defer amounts to a stock account or cash account. The amounts deferred into the stock account increase or decrease in value proportionately with the price of our common stock. The amounts deferred into the cash account, inclusive of accumulated interest, earn interest equal to the prime rate, which in 2010 did not exceed 120% of the applicable federal long-term rate.

The Board of Directors has adopted stock ownership guidelines which require non-management directors to own shares of our common stock having a value equal to or greater than $350,000 within five years from the date of their election to the Board. All directors were in compliance with this policy for 2010.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the full Board regarding the compensation of non-management directors. In setting compensation, the Committee considers:

•	The form and amount of compensation necessary to attract and retain individuals who are qualified to serve on the Board and to align the interests of the directors with those of shareholders.

•

The impact on the perceived independence of the directors of compensation in excess of customary amounts and of indirect compensation, such as charitable contributions to organizations with which a director is affiliated.

•	The non-management director compensation practices of other companies to assist it in the development of the compensation program and practices for our non-management directors.

Our General Counsel also supports the Committee in reviewing competitive pay practices and pay levels.

AUDIT COMMITTEE REPORT

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Audit Committee is composed of four directors whom the Board of Directors has determined meet the independence and financial literacy and expertise standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and our Corporate Governance Guidelines. The Board has also determined that Lawrence A. Weinbach, the Committee’s Chair, and V. Ann Hailey, are each qualified to be an “Audit Committee Financial Expert,” under the rules of the Securities and Exchange Commission.

The basic function of the Audit Committee is oversight of the integrity of the Company’s financial statements, controls and disclosures, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the Company’s internal audit function and its independent auditors. A copy of the charter of the Audit Committee, which describes this and other responsibilities of the Committee, is available on the Company’s investor website (www.avoninvestor.com). The Company’s management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. The Company’s management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), is responsible for auditing the financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. PwC’s responsibility is also to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. It is not the duty of the Audit Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2010, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the New York Stock Exchange, the Securities and Exchange Commission and the charter of the Audit Committee. The Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

Based upon the review and discussions described in this report, the members of the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for 2010 filed with the Securities and Exchange Commission.

Members of the Audit Committee
Lawrence A. Weinbach, Chair
W. Don Cornwell
V. Ann Hailey
Paul S. Pressler
March 2, 2011

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless otherwise directed by the shareholders, proxies will be voted for ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP (PwC), as independent registered public accounting firm for the year 2011. PwC began auditing our accounts in 1989. If the appointment of PwC is not ratified by the shareholders, the Audit Committee will reconsider its appointment. The affirmative vote of a majority of the votes cast is required for this proposal to be adopted. A member of the firm will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PwC, and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee with subsequent approval by the Audit Committee.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by the principal accountant, PwC, as of and for the fiscal years ended December 31, 2010 and December 31, 2009, respectively, are set forth below.

	2010	2009
	(in millions)
Audit Fees	$7.1	$6.8
Audit-Related Fees	0.0	0.0
Tax Fees	0.2	0.2
All Other Fees	0.2	0.0
Total	$7.5	$7.0

Audit Fees

These amounts represent the aggregate fees for professional services rendered by PwC for the audit of our annual financial statements for the fiscal years ended December 31, 2010 and December 31, 2009, the review of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. For fiscal year 2010 and 2009, the amounts were less than $50,000 and represent fees for audits of charitable foundations and other consultations regarding statutory reporting standards.

Tax Fees

These amounts represent the aggregate fees for tax services rendered by PwC in each of the last two fiscal years, including expatriate tax services, advice regarding tax implications of certain transactions or projects, domestic and international tax planning, and tax compliance.

All Other Fees

These amounts represent the aggregate fees for other services rendered by PwC not included in any of the foregoing categories. For 2010, the amount represents fees for subscriptions to online accounting reference material and includes information technology consulting services provided by a consulting firm acquired by PwC in November 2010. These services were provided as part of a pre-existing ongoing project for an online social networking program and have been completed. For 2009, the amount represents fees for subscriptions to online accounting reference material.

The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2011.

PROPOSAL 5—APPROVAL OF AMENDMENTS TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS

Under our Restated Certificate of Incorporation (“Restated Certificate”) and By-Laws, nearly all matters submitted to a vote of shareholders can be adopted by a majority vote. However, certain provisions require the approval of 80% of our outstanding shares or additional voting requirements. The Board of Directors, as a result of its ongoing review of our corporate governance practices and productive dialogue with shareholders, believes that the removal of these supermajority vote provisions would be in the best interest of the Company and our shareholders. In addition, the Board believes that the amendments, if adopted, would empower shareholders by enhancing voting rights and director accountability.

Description of the Amendments

The proposed amendments to our Restated Certificate and our By-Laws are attached as Appendix A and B, respectively.

If adopted, the proposed amendments to our Restated Certificate would:

•	Permit shareholders to remove a director for cause upon the affirmative vote of a majority of outstanding shares, rather than upon an 80% vote of outstanding shares.

•

Eliminate provisions requiring additional votes for business combination transactions with interested shareholders. An “interested shareholder” is generally defined in the Restated Certificate as a 5% shareholder. These provisions presently require a business transaction with an interested shareholder or affiliate to be approved, in addition to the vote required by law, by either (a) a majority of the directors that are not affiliated with the interested shareholder or (b) the affirmative vote of (i) the shares of the interested shareholder plus (ii) a majority of the other outstanding shares. Section 912 of the New York Business Corporation Law would continue to apply to certain business combinations with interested shareholders. Section 912 generally prohibits a corporation from entering into a business combination with any shareholder owning 20% or more of the corporation’s shares until the shareholder has held the shares for at least five years, or unless the shareholder first obtains board approval prior to the acquisition of the shares.

If adopted, the proposed amendments to our By-Laws, would:

•	Permit shareholders to remove a director for cause upon the affirmative vote of a majority of outstanding shares, rather than upon an 80% vote of our outstanding shares.

•

Permit shareholders to amend or repeal certain sections of our By-Laws upon the affirmative vote of a majority of outstanding shares, rather than upon an 80% vote of our outstanding shares. These sections address:

•	The number, election and terms of directors

•	Newly created directorships and vacancies on the Board

•	Removal of directors

•	Procedures for shareholders to nominate director candidates

•	As our By-Laws also provide that our directors may amend the By-Laws by majority vote of directors, it would also mean that our directors may amend these sections.

Vote Required

The proposal to amend our Restated Certificate to permit shareholders to remove a director for cause upon the affirmative vote of a majority of outstanding shares must be approved by the affirmative vote of a majority of common stock outstanding on the record date. The other proposed amendments to our Restated Certificate and By-Laws must be approved by the affirmative vote of 80% of the Company’s common stock outstanding on the record date. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

If the amendment to our Restated Certificate is approved, the vote of only a majority of our shares will be necessary to remove a director for cause. Pursuant to the New York Business Corporate Law, if we do not receive the 80% vote required for approval of the By-Law amendments, the similar provision in the By-Laws will not be changed but will have no further effect.

The Board of Directors recommends that you vote FOR approval of the amendments to the Company’s Restated Certificate of Incorporation and By-Laws.

SOLICITING MATERIAL

The Compensation Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference.

SOLICITATION OF PROXIES

We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, we have retained Morrow & Co., LLC at a fee estimated to be approximately $17,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2012 Annual Meeting, you must notify our Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, between January 6, 2012, and February 5, 2012. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2011 Annual Meeting, your proposal must be received by our Corporate Secretary on or before November 26, 2011. Your notice must pertain to a proper matter for shareholder action and must comply with our By-Laws and with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A copy of the By-Law procedure is available upon written request to our Corporate Secretary.

If you make a written request to the Investor Relations Department (Attention: Amy Low Chasen) at Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105 (telephone number 212-282-5320), we will provide without charge a copy of our Annual Report on Form 10-K for 2010, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K for 2010 is also available without charge on our investor website (www.avoninvestor.com).

By Order of the Board of Directors

Kim K. W. Rucker
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

March 25, 2011

New York, New York

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

(203) 658-9400

Call Toll-Free 1-800-607-0088

Appendix A

AMENDMENTS TO RESTATED CERTIFICATE OF

INCORPORATION OF AVON PRODUCTS, INC.*

Article V of the Restated Certificate of Incorporation of Avon Products, Inc. is amended as follows:

Article V: The number of directors of the Corporation shall be not less than (10) nor more than twenty (20). The number of directors to be chosen within said maximum and minimum limits shall be determined in the manner prescribed by the By-Laws.

~~Commencing with the 2006 annual meeting of shareholders~~ Directors shall be elected annually at the annual meeting of shareholders, each to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, and any director so elected shall hold office until the next succeeding annual meeting of shareholders. No decrease in the number of directors shall shorten the term of any incumbent director.

Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of a majority ~~eighty percent (80%)~~ of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The directors need not be shareholders of the Corporation.

Article VII of the Restated Certificate of Incorporation of Avon Products, Inc. is amended as follows:

Article VII:

~~(A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation:~~

~~1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder, or~~

~~2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Shareholder or (b) an Affiliate of an Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more, or~~

~~3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $25,000,000 or more to an Interested Shareholder or any Affiliate of an Interested Shareholder in exchange for cash, securities or other property (or combination thereof), or~~

~~4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, or~~

~~5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly,~~

*	New text is underscored and deleted text is lined through.

~~of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) an Affiliate of an Interested Shareholder shall require either:~~

~~(A) the approval of a majority of the Disinterested Directors (as hereinafter defined) or (b) the affirmative vote of the holders of that amount of the voting power of the Voting Stock (as hereinafter defined) equal to the sum of (1) the voting power of the shares of Voting Stock of which their Interested Shareholder is the beneficial owner and (2) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Paragraph (B) of this Article VII.~~

~~(B) Any purchase by the Corporation of shares of Voting Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner (as hereinafter defined) and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.~~

~~(C) It shall be the duty of any Interested Shareholder:~~

~~(i) to give or cause to be given written notice to the Corporation, immediately upon becoming an Interested Shareholder, of such person’s status as an Interested Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is the beneficial owner, and~~

~~(ii) to notify the Corporation promptly in writing of any change in the information provided in subparagraph (i) of this Paragraph (C), provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Paragraph (C) shall not in any way be construed to prevent the Corporation from enforcing the provisions of Paragraphs (A) and (B) of this Article VII.~~

~~(D) For the purposes of this Article VII:~~

~~1. “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

~~2. “Person” shall mean any individual, firm, Corporation or other entity.~~

~~3. “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:~~

~~a) is the beneficial owner, directly or indirectly of 5% or more of the voting power of the outstanding Voting Stock; or~~

~~b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or~~

~~c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~4. A person shall be a “beneficial owner” of any Voting Stock:~~

~~a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or~~

~~b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or~~

~~c) which is beneficially owned, directly or indirectly, by any other person with which such person or its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~5. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on January 1, 1986.~~

~~6. “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Shareholder set forth in subparagraph 3, the term “Subsidiary” shall mean only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.~~

~~7. “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Shareholder and was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.~~

~~8. “Market Price” means the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks.~~

~~9. “Fair Market Value” means: (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.~~

~~(E) A majority of the Disinterested Directors shall have the power to determine for the purpose of this Article VII on the basis of information known to them after reasonable inquiry (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another and (4) whether a transaction or series of transactions constitutes one of the transactions specified in Paragraph (A) hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article VII.~~

~~(F) Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VII.~~

The Secretary of State is designed as the agent of the Corporation upon whom process in any action or proceeding against it may be served; and the address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him pursuant to law is:

1345 Avenue of the Americas

New York, NY 10105-0196

Appendix B

AMENDMENTS TO THE BY-LAWS

AVON PRODUCTS, INC. *

1.	Section 1 of Article III of the By-Laws ~~of the Corporation shall be~~ is amended as follows:

Section 1. Number, Election and Terms.

The number of the directors constituting the entire board of directors shall not be less than ten (10) nor more than twenty (20). Subject to such limitation the number shall be fixed by the board of directors. ~~Commencing with the 2006 annual meeting of shareholders, d~~Directors shall be elected annually at the annual meeting of shareholders, to hold office until the next succeeding annual meeting. ~~Except as otherwise provided by law, by the certificate of incorporation, or by the by-laws of this corporation, the directors shall be elected by ballot at the annual meeting of shareholders by a plurality of the votes of the shareholders cast in person or by proxy at such election. In voting for the election of directors, shareholders shall be entitled to cumulative voting.~~ Each director shall be elected to serve until expiration of his or her term or until his or her successor shall have been elected and qualified except in the event of the death, resignation or removal or the earlier termination of the term of office of any such director. Each director shall be at least 21 years of age. It is not necessary for a director to be a shareholder of the corporation.

2.	Section 3 of Article III of the By-Laws is amended as follows:

Section 3. Removal. Any director, or the entire board of directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of a majority ~~at least eighty percent~~ of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

3.	Section 3 of Article XI of the By-Laws is deleted as follows:

~~Section 3. All By-Law Amendments. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least eighty percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or repeal Sections 1, 2, 3 or 12 of Article III, or this Section 3 of this Article XI.~~

*	New text is underscored and deleted text is lined through.

B-1

AVON

the company for women

IMPORTANT ANNUAL MEETING INFORMATION

Annual Meeting Admission Ticket

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/avp**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

A Proposals

The Board of Directors recommends a vote FOR the listed nominees.

☐ Mark here to vote **FOR** all nominees ☐ Mark here to **WITHHOLD** vote from all nominees

☐ For All **EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

01AC7E

Annual Meeting Admission Ticket IM PORTANT ANNUAL MEETING INFORMATION AVON the company for women

Electronic Voting Instructio ns You can vote by In tern et or telephone! Available 24 hours a day, 7 days a week! In stead of mailing your proxy, you may choose one of th e tw o voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by th e In ternet or te lephone must be received by 1:00 A.M. New York Time, on May 5, 2011. Vote by In ternet Log on to th e In ternet and go to www.envisionreports.com/avp Follow th e steps outlined on the secured website. Vote by telephone Call to ll fr ee 1-800-652-VOT E (8 683) within th e USA, US te rritories & Canada any ti meon a to uch to ne te lephone. There is NO CHARGE to you fo r th e call. Outside th e USA, US te rritories & Canada, Using a black in k pen, mark your votes with an X as shown in X call 1- 781-575-2300 on a to uch to ne te lephone. th is example. Please do not write outside th e designated areas. Follow th e instructions provided by th e recorded message. Annual Meeting Proxy Card

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORT IO N IN THE ENCLOSED ENVELOPE. 3 A Proposals The Board of Directors re commends a vote FOR th e li sted nominees. 1. Election of Directors: 01 - W. Don Cornwell 02 - V. Ann Hailey 03 - Fred Hassan 04 - Andrea Jung 05 - Maria Elena Lagomasino + 06 - Ann S. Moore 07 - Paul S. Pressler 08 - Gary M. Rodkin 09 - Paula Stern 10 - Lawrence A. Weinbach

Mark here to vote FOR all nominees Mark here to WITHHOLD vote fr om all nominees 01 02 03 04 05 06 07 08 09 10 For All EXCEPT - To withhold a vote fo r one or more nominees, mark th e box to th e le ft and th e corresponding numbered box(es) to th e ri ght. The Board of Directors re commends a vote FOR Proposal 2, every 1 YEAR fo r Proposal 3, FOR Proposal 4 and Proposal 5.

For Against Abstain For Against Abstain 2. Advisory vote on executive compensation. 4. Ratification of th e appointment of in dependent re gistered public accounting fi rm. 1 Yr 2 Yrs 3 Yrs Abstain 3. Hold an advisory vote on th e frequency of the executive compensation advisory vote. 5. Approve amendments to our Restated Certificate of In corporation and By-Laws . B Non-Voting It ems Change of Address — Please print new address below. Meeting Attendance Mark box to th e ri ght if you plan to attend th e

Annual Meeting. C Authori zed Signatures — This sectio n must be completed fo r your vote to be counted. — Date and Sign Below This proxy re vokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s Proxy Statement dated March 25, 2011. NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, tr ustee or guardian, please give fu ll ti tle as such. Date (m m/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within th e box. Signature 2 — Please keep signature within th e box. 1 U P X + 01AC7E

Admission Ticket

For transportation directions, please go to:
http://www.avoncompany.com/investor/annualmeeting/directions.pdf

AVON
the company for women

Proxy — Avon Products, Inc.

Proxy Card Solicited on Behalf of the Board of Directors
Voting Instruction Card to J.P. Morgan Chase Bank, Trustee

The undersigned hereby appoints Charles W. Cramb and Kim K. W. Rucker, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company's Common Stock (the "Shares") owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 5, 2011, and at any adjournment or postponement thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to J.P. Morgan Chase Bank, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan which are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement thereof, as specified on the reverse side of this card. Unless your card is received by April 30, 2011, and unless you have specified your instructions, your Shares cannot be voted by the Trustee.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

Admission Ticket (If you pla n to attend the Annual Meeting, bring this Admission Ticket with you) Avon Products, In c. Annual Meeting of Shareholders Thursday, May 5, 2011 at 9:00 A.M., Lila Acheson Wal ace Auditorium Asia Society and Museum 725 Park Avenue at 70th Street New York, New York 10021 For transportatio n dir ectio ns, please go to : http://www.avoncompany.com/investor/annualmeeting/directions.pdf IM PORTANT NOTICE REGARDING THE AVAILABIL ITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2011. Our Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2010 are available at www.edocumentview.com/avp 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORT IO N IN THE ENCLOSED ENVELOPE. 3 Proxy — Avon Products, In c. Proxy Card Solic ited on Behalf of th e Board of Directors Voting In struction Card to J.P. Morgan Chase Bank, Trustee The undersigned hereby appoints Charles W. Cramb and Kim K. W. Rucker, and each of th em, proxies, with fu ll power of substitution and re substitution, to vote and act with re spect to all shares of th e Company’s Common Stock (t he “S hares”) owned of record by the undersigned and which th e undersigned is entitled to vote at th e Annual Meeting of Share holders of the Company to be held on May 5, 2011, and at any adjournment or postponement thereof, as in structed on th e reverse side of th is card, and to vote in accordance with th eir discretion on such other matters as may properly come before th e meetin g. The undersigned also provides instructions to J.P. Morgan Chase Bank, Truste e, to vote Shares allo cated, respectively, to accounts th e undersigned may have under th e Avon Personal Savings Account Pla n whic h are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement th ereof, as specified on th e re verse side of th is card. Unle ss your card is received by April 30, 2011, and unless you have specif ied your in stru cti ons, your Share s cannot be voted by th e Trustee. IF NO IN STRUCTIONS ARE SPECIFIED ON THE REVERSE SID E OF THIS CARD: 3 All Shares owned of re cord by th e undersigned wil be voted FOR the election of nominees proposed fo r election as directors (P roposal 1), FOR the advisory vote on executive compensation (P ro posal 2), “1 YR” on the advisory vote on the frequency of the executive compensation advisory vote (Proposal 3), FOR the ratification of the Company’s in dependent registered public accounting firm for 2011 (Proposal 4) and FOR the approval of amendments to our Restated Certificate of Incorporation and By-Laws (P roposal 5). 3 All Shares allocated under the Avon Personal Savings Account Plan WILL NOT BE VOTED. AVON the company for women